An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this preliminary offering circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This preliminary offering circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of such state. The Company may elect to satisfy its obligation to deliver a final offering circular by sending you a notice within two business days after the completion of the Company’s sale to you that contains the URL where the final offering circular or the offering statement in which such final offering circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED JANUARY 27, 2025

Amendment No. 9

Worthy Wealth, Inc.

www.worthywealth.com

UP TO 4,000,000 SHARES OF COMMON STOCK

$10 per share

MAXIMUM OFFERING AMOUNT: $40,000,000

MINIMUM INDIVIDUAL INVESTMENT: 50 shares ($500)

Worthy Wealth, Inc. (the “Company,” “we,” “us,” “our,” or “ours”), a newly formed entity, is offering up to 4,000,000 shares of common stock, with a per share par value of $0.0001 (“Common Shares”) on a “best-efforts” basis at $10 per Common Share, for a maximum offering amount of $40,000,000 (“Maximum Offering Amount”). The minimum purchase is $500.00 and funds received will be immediately available to us. All offering expenses will be borne by us and will be paid out of the proceeds of this Offering. The termination of the Offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, or (ii) an earlier date determined by the Company in its sole discretion. There is no minimum amount that needs to be raised in this Offering. For more information on the terms of the Common Shares being offered, please see “The Offering” beginning on page 11 of this offering circular.

In order to close the Acquisition, as described herein, we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding. For more information on the terms of the Common Shares being offered, please see “Description of Business” beginning on page 28 of this offering circular.

In the event we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act.

SEE “SECURITIES BEING OFFERED” AT PAGE 45

Common Stock (5)	Price to Public		Selling Agent Commissions (1)	Proceeds to Issuer (2)(3)	Proceeds to Other Persons
Price Per Share	$10.00		$0.55	$9.45	$0.00
Total Maximum (3)	$40,000,000.00	(6)	$2,200,000.00	$37,800,000.00	$0.00

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(1)	The Company has engaged Texture Capital, Inc. (“Texture”), a broker-dealer registered with the SEC and a member of FINRA, to act as the broker-dealer of record in connection with this offering to provide processing and compliance services and will pay up to a maximum of $2,200,000 in connection with the terms of the Broker-Dealer Agreement between the Company and Texture, attached as Exhibit 1.1 hereto. The Broker-Dealer Agreement provides for the following payments to Texture: (i) a fee equal to 1% of the initial $40,000,000 of gross proceeds in the offering, for a maximum of up to $400,000; (ii) a fee equal to 5% of the gross proceeds from the sale of the first $30,000,000 in Common Shares resulting from the direct selling efforts of Texture not to exceed $1,500,000; and (iii) a fee equal to 3% on the next $10,000,000 in Common Shares resulting from the direct selling efforts of Texture not to exceed $300,000. The maximum total sales compensation payable to Texture in connection with this offering is $2,200,000, which does not include a one-time consulting fee of $5,000 payable by the Company to Texture. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A). See “Plan of Distribution.” The value in the chart reflects the weighted average commission Texture will receive if the Maximum Offering Amount is sold.

(2)	The Company expects that the amount of expenses of the Offering will be approximately $2,260,000, including professional and compliance fees and other costs of the Offering.

(3)	Assumes that the maximum aggregate offering amount of $40,000,000 in cash proceeds is received by the Company.

We have engaged Texture Capital, Inc. (“Texture” or the “BOR”), member Financial Industry Regulatory Authority (“FINRA”)/Securities Investor Protection Corporation (“SIPC”), and registered as a broker-dealer in all 50 states, to act as the broker-dealer of record to provide processing and compliance services in connection with this offering. If any other broker-dealer or other agent/person is engaged by the Company in connection with the offering of our Common Shares, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. To the extent that the Company’s officers and directors make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. See “Plan of Distribution” in this offering circular.

No public market has developed nor is expected to develop for the Common Shares and we do not intend to list the Common Shares on a national securities exchange, Alternative Trading System, or interdealer quotational system.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act,” and, as such, have elected to comply with certain reduced public company reporting requirements. See “Offering Summary—Emerging Growth Company Status.”

We believe that we fall within the exception of an investment company provided by Section 3(c)(5)(C) of the Investment Company Act of 1940 (the “Investment Company Act”). Section 3(c)(5)(C) provides an exemption for a company that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. If for any reason we fail to meet the requirements of the exemption provided by Section 3(c)(5)(C) we will be required Factors” section on page 14 of this Offering Circular.

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Our principal office is located at 11175 Cicero Dr., Suite 100, Alpharetta, GA 30022, and our phone number is (678) 646-6791. Our corporate website address is located at www.worthywealth.com. Information contained on, or accessible through, the website is not a part of, and is not incorporated by reference into, this offering circular.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATIONTHAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO www.investor.gov.

This offering circular is following the disclosure format of Part I of SEC Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this offering circular is January 27, 2025

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Unless the context otherwise indicates, when used in this offering circular, the terms “the Company,” “we,” “us,” “our” and similar terms refer to Worthy Wealth, Inc., a Georgia corporation, and, after the closing of the transactions set forth in that certain Securities Purchase Agreement by and among us and Worthy Financial, Inc., our wholly-owned subsidiaries Worthy Property Bonds Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, and the WPB Companies’ wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities”). We use a twelve-month fiscal year ending on June 30th In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on September 30th, December 31st, March 31st and June 30th respectively.

The information contained on, or accessible through, the websites at www.worthywealth.com and www.worthyshares.com is not part of, and is not incorporated by reference in, this offering circular.

The Common Shares will only be offered for sale in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to the Offering and the distribution of this Offering Circular.

THIRD PARTY DATA

Certain data included in this offering circular is derived from information provided by third-parties that we believe to be reliable. The discussions contained in this offering circular relating to such information is taken from third-party sources that the Company believes to be reliable and reasonable, and that the factual information is fair and accurate. Certain data is also based on our good faith estimates which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified such third-party information, nor have we ascertained the underlying economic assumptions relied upon therein. While we are not aware of any material misstatements regarding any market, industry or similar data presented herein, such data was derived from third party sources and reliance on such data involves risks and uncertainties.

TRADEMARKS AND COPYRIGHTS

We own or have applied for rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect our business. This offering circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this offering circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this offering circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Offering Circular contains forward looking statements that are subject to various risk and uncertainties and that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Many of these statements are contained under the headings “Offering Circular Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Forward-looking statements are generally identifiable by use of forward-looking terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could cause our forward-looking statements to differ from actual outcomes include, but are not limited to, those described under the heading “Risk Factors.” Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. Furthermore, except as required by law, we are under no duty to, and do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

You should read thoroughly this Offering Circular and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this Offering Circular. Other sections of this Offering Circular include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this Offering Circular, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering is exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Common Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in our Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who:

1.	has a net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	had earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years and has a reasonable expectation of reaching the same income level in the current year; or

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3.	is holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status; or

4.	is a “family client,” as defined by the Investment Advisers Act of 1940, of a family office meeting the requirements in Rule 501(a) of Regulation D and whose prospective investment in the issuer is directed by such family office pursuant to Rule 501(a) of Regulation D; or

5.	possesses certain professional certifications, designations or credentials or other credentials issued by an accredited educational institution, which the SEC may designate from time to time by order, including the Series 7, Series 65, and Series 82 licenses as qualifying natural persons.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

The Common Shares will not be offered and sold in any state where the BOR is not registered as a broker-dealer. The BOR, in its capacity as broker of record for this offering, will be permitted to make a determination that the subscribers of the Common Shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation.

Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to http://www.investor.gov.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

We are not subject to the ongoing reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we are not registering our securities under the Exchange Act. Rather, we will be subject to the more limited reporting requirements under Regulation A, including the obligation to electronically file: (i) annual reports (including disclosure relating to our business operations for the preceding three fiscal years, or, if in existence for less than three years, since inception, related party transactions, beneficial ownership of the issuer’s securities, executive officers and directors and certain executive compensation information, management’s discussion and analysis (“MD&A”) of the issuer’s liquidity, capital resources, and results of operations, and two years of audited financial statements), (ii) semiannual reports (including disclosure primarily relating to the issuer’s interim financial statements and MD&A) and (iii) current reports for certain material events.

In addition, at any time after completing reporting for the fiscal year in which our offering statement was qualified, if the securities of each class to which this Offering Statement relates are held of record by fewer than 300 persons and offers or sales are not ongoing, we may immediately suspend our ongoing reporting obligations under Regulation A.

If and when we become subject to the ongoing reporting requirements of the Exchange Act, as an issuer with less than $1.07 billion in total annual gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and this status will be significant. An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);
●	will not be required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on-frequency” and “say-on-golden-parachute” votes);
●	will be exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A; and
●	will be eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. Note that this Offering, while a public offering, is not a sale of common equity pursuant to a registration statement, since the Offering is conducted pursuant to an exemption from the registration requirements. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.07 billion in annual revenues, have more than $700 million in market value of our Common Stock held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Certain of these reduced reporting requirements and exemptions are also available to us due to the fact that we may also qualify, once listed, as a “smaller reporting company” under the rules of the Securities and Exchange Commission (the “SEC”). For instance, smaller reporting companies are not required to obtain an auditor attestation on their assessment of internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

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OFFERING CIRCULAR SUMMARY

This summary highlights certain information about us and this Offering contained elsewhere in this Offering Circular. Because it is only a summary, it does not contain all the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Offering Circular. Before you decide to invest in our securities, you should read the entire Offering Circular carefully, including “Risk Factors” beginning on page 14 and our financial statements and the accompanying notes included in this Offering Circular.

Overview of the Company

Worthy Wealth, Inc. (the “Company”) was formed as a Georgia corporation on July 11, 2023, and has authorized 10,000,000 shares of its par value common stock, with a par value of $0.0001 (the “Common Shares”). To date our activities have involved the organization of our Company and the execution of a stock purchase agreement (the “SPA”) pursuant to which the Company will acquire all of the issued and outstanding equity of Worthy Property Bonds, Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, as well as their two wholly-owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company and a subsidiary of WPB (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company and a subsidiary of WPB2 (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities” (the “Acquisition”). The SPA was executed on December 11, 2023, by and between the Company and Worthy Financial Inc., a Delaware corporation (“WFI”) (the “Purchase Agreement”). The WPB Companies and the Worthy Lending Entities are collectively referred to herein as the “Target Companies”.

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

As a condition to the closing of the Acquisition, the Company and Seller will enter into that certain (i) Domaine Name Assignment pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest in and to certain domain names set forth therein (“Domain Name Assignment”); (ii) FinTech Assignment Agreement pursuant to which Seller assigns and transfers to Buyer Seller’s FinTech Platform, and all underlying technology (“FinTech Assignment Agreement”), and (iii) Technology License Assignment Agreement pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest, in that certain Technology License Agreement by and between Seller and WPB, dated September 30, 2021, and by and between Seller and WPB2, dated February 8, 2023 (collectively, the “Technology License Assignment Agreement”). Post-closing, the Company will license the Worthy Fintech Platform to Seller for use with respect to Seller’s remaining subsidiaries.

As part of the Acquisition, the Company will acquire a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company’s to-be subsidiaries. The Company will, after closing of the SPA, also own its proprietary website allowing direct purchases of Common Shares (collectively the “Worthy Fintech Platform”).

The Company, upon the closing of the Acquisition, will, through the Target Companies, Worthy Wealthy Realty, Inc., (“WWR”) a wholly owned subsidiary, and anticipated additional subsidiaries, be engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy website and though the Worthy App under separate Regulation A, Tier 2 offerings.

As stated above, in addition to WPB and WPB2, the Company’s recently formed subsidiary, WWR intends to offer newly structured bonds for infrastructure development for national real estate home builders, and, the Company also intends to organize additional wholly owned subsidiary issuers of SEC qualified debt and equity securities.

Our business model, which will be implemented through the Target Companies, WWR, and anticipated additional subsidiaries, will be centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate through our subsidiaries. More specifically, the types of investments the Company intends to make through its subsidiaries include 1-3 year first mortgages for smaller developers, a combination of first mortgages and equity interest in real estate for larger developers, and investments in infrastructure development projects for major U.S. homebuilders. This anticipated business model would include loans and investments from $500,000 to $5,000,000 secured by or including ownership interest in, properties with loan or investment to value ratios (supported by third-party appraisals) of approximately 67% and generating yields of between 11% and 17%.

We anticipate that (i) at least 55% of the assets to be held by the Target Companies, WWR, and anticipated additional subsidiaries, will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of the assets to be held by the Target Companies, WWR, and anticipated additional subsidiaries, will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of the total assets to be held by the Company, through the Target Companies, WWR, and anticipated additional subsidiaries, shall consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act. Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the Target Companies, WWR, and anticipated additional subsidiaries, sale of Worthy Bonds will provide the capital for these activities.

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Summary of the Offering

Securities being offered:	Up to 4,000,000 shares of common stock with a par value $0.0001 per share (the “Common Shares”), on a “best-efforts” basis, for a maximum amount of $40,000,000 (“Maximum Offering Amount”).

Offering Price:	$10.00 per Common Share.

Regulation A Tier:	Tier 2

Investor Suitability:	The Common Shares will not be sold to any person unless they are a “qualified purchaser”. A “qualified purchaser” includes: (1) an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933 (the “Securities Act”); or (2) all other investors who meet the investment limitations set forth in Rule 251(d)(2) (C) of Regulation A. Such persons as stated in (2) above must conform with the “Investment Amount Restrictions” as described in the section below. Each person acquiring Common Shares may be required to represent that he, she or it is purchasing the Common Shares for his, her or its own account for investment purposes and not with a view to resell or distribute the securities. Each prospective purchaser of Common Shares may be required to furnish such information or certification as the Company may require in order to determine whether any person or entity purchasing the Common Shares is an accredited investor if such is claimed by the investor. Furthermore, the Common Shares will only be offered and sol to investors located in states where the BOR is registered as a broker-dealer.

Investment Amount Restrictions:	Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, you are encouraged to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

Securities outstanding prior to this offering:	As of January 27, 2025, the Company has 3,121,500 Common Shares issued and outstanding.

Securities Outstanding after the offering	After the Offering the Company will have 7,121,500 Common Shares issued and outstanding, assuming all the Offering is fully subscribed.

Manner of offering:

The Common Shares described in this offering circular will be offered on a continuous basis. This offering is being conducted on a “best-efforts” basis. All proceeds of sales in this offering will be released to the Company. We have engaged the services of the BOR, which is a registered broker-dealer, to provide processing and compliance services in connection with the offering.

If any other broker-dealer or other agent/person is engaged to sell our Common Shares, we will file a post-qualification amendment to the offering statement of which this offering circular forms a part disclosing the names and compensation arrangements prior to any sales by such persons. Please see “Plan of Distribution” beginning on page 47 of this offering circular.

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Broker	The Company has entered into an agreement with the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Common Shares will occur, and is a member of FINRA and the SIPC. The BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below under “Plan of Distribution – Fees and Expenses” and “Broker”). The BOR will provide processing and compliance services in connection with the Offering. The Common Shares will be offered and sold only in states where the BOR is registered as a broker-dealer. Please see “Plan of Distribution – Broker” beginning on page 49 of this offering circular.

Minimum and Maximum Investment Amount	The minimum investment amount per investor is $500. There is no maximum investment amount per investor.

Voting Rights	The Common Shares do have voting rights.

Dividends:	The Company does not presently intend to pay dividends on the Common Shares, and will instead use any net income generated by the Company’s business for general working capital purposes.
Liquidation:	In the event of a liquidation of the Company, the holders of the Common Shares will share pro rata in any funds available for distribution to security holders.
Risk Factors:	Purchasing the Common Shares and our business in general is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 14.

How to invest:	Please visit the Worthy Website at www.worthyshares.com and click the “Invest” button at the top of the home page. Please see “Plan of Distribution” appearing later in this offering circular.

Use of proceeds:	If we sell all 4,000,000 of our Common Shares ($40,000,000) offered hereby we estimate we will receive net proceeds from this offering of approximately $37,740,000. The Company expects that the amount of offering expenses, which will be bourn entirely by the Company, will be approximately $2,260,000, including commissions, professional and compliance fees and other costs of the offering. We intend to use the proceeds from this offering to fund the closing of the Acquisition and general corporate purposes, or in the alternative, if the Acquisition isn’t closed, to fund other real estate investments under applicable exemptions from the Investment Company Act, to implement the business model described above and for general corporate purposes including the costs of this offering. See “Use of Proceeds.”

Transfer Agent and Technology Platform:

The Company intends to engage KoreConX (“Kore”) to provide a platform of services with respect to the Offering.

Kore, a technology infrastructure provider to the private capital markets, will provide the technology for the Company to present the Offering on the Company’s website, as it does for its other clients. The Kore technology is the issuance technology that will collect the information that is needed for our FINRA Broker-Dealer, Texture Capital, Inc. (“Texture”), to provide processing and compliance services in connection with the Offering. The Kore technology has an integrated payment provider and escrow provider, both of which the Company has contracted with directly. Kore also provides the Company with a private label experience for the Company’s investors to log in and access the status of their investment with the Company. Kore requires that a FINRA Broker-Dealer is engaged for the Offering, as the Company has done through its engagement of Texture.

KoreTransfer USA, an affiliate of Kore, will act as the Company’s transfer agent and will maintain the Company’s share register upon the initial closing of the offering.

Kore and KoreConX (collectively, the “Kore Group”) charge a fixed monthly fee for the foregoing services.

Under the Company’s engagement with the Kore Group, the Kore Group will not provide broker-dealer services to the Company. As stated above, a condition to the engagement is that the Company separately engage a FINRA Broker-Dealer, which the Company has done. The Kore Group will not receive any commission with respect to the Company’s sale of securities in the Offering, and no part of its business involves the recommending of securities for purchase.

Termination of the offering	The termination of the offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

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Summary of Risks Affecting Us

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors” beginning on page 14. These risks include, but are not limited to the following:

●	We are an early-stage startup with no operating history, and we may never become profitable;
●	Other than through the sale of the Common Shares, and income generated from the operation of our business, we may be unable to meet our operating expenses;
●	We have no operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful;
●	In order to close the Acquisition we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding.
●	Public health epidemics or outbreaks (such as the novel strain of coronavirus (COVID-19)) could adversely impact our business;
●	We operate in a highly regulated industry, and our business may be negatively impacted by changes in the regulatory environment;
●	Our business may be negatively impacted by worsening economic conditions and fluctuations in the credit market;
●	Competition in our industry is intense;
●	Holders of our Common Shares are exposed to the credit risk of our Company;
●	There has been no public market for our Common Shares and none is expected to develop; and
●	We could be materially and adversely affected if we are deemed to be an investment company under the Investment Company Act.

Selected Historical Consolidated Financial Data

The following table presents our summary historical consolidated financial data for the period indicated. The summary historical consolidated financial data for the period from July 11, 2023 (inception), through June 30 2024, and the balance sheet data as of June 30, 2024, which is derived from the audited consolidated financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this Offering Circular.

	July 11th through June 30, 2024		July 11, 2023 through September 30, 2023

Statement of Operations Data
Total revenues	$		$
Gross profits	$		$
Total operating expenses		$253,909.00		$15,835.00
Loss from operations		$253,909.00		$15,835.00
Nonoperating income (expense)		$50,000		$
Net loss		$(203,909.00)		$15,835.00
Net loss per share, basic and diluted		(0.07)		$

Balance Sheet Data (at period end)
Cash and cash equivalents		$90,023.00		$214,063.00
Working capital		$57,651.00		$207,465.00
Total assets		$90,023.00		$214,063.00
Total liabilities		$32,372.00		$6,598.00
Stockholder’s equity (deficit)		$57,651.00		$207,465.00

(1)	Working capital represents total assets less total liabilities.

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RISK FACTORS

Investing in our securities involves risks. In addition to the other information contained in this offering circular, you should carefully consider the following risks before deciding to purchase our securities in this offering. The occurrence of any of the following risks might cause you to lose all or a part of your investment. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to “Cautionary Statement Regarding Forward-Looking Statements” for more information regarding forward-looking statements.

Risks Related to our Industry

The lending industry is highly regulated. Changes in regulations or in the way regulations are applied to our business could adversely affect our business.

Changes in laws or regulations or the regulatory application or judicial interpretation of the laws and regulations applicable to us could adversely affect our ability to operate in the manner in which we intend to conduct business or make it more difficult or costly for us to participate in or otherwise make loans. A material failure to comply with any such laws or regulations could result in regulatory actions, lawsuits, and damage to our reputation, which could have a material adverse effect on our business and financial condition and our ability to participate in and perform our obligations to investors and other constituents.

The initiation of a proceeding relating to one or more allegations or findings of any violation of such laws could result in modifications in our methods of doing business that could impair our ability to collect payments on our loans or to acquire additional loans or could result in the requirement that we pay damages and/or cancel the balance or other amounts owing under loans associated with such violation. We cannot assure you that such claims will not be asserted against us in the future.

Worsening economic conditions may result in decreased demand for loans, cause borrowers’ default rates to increase, and harm our operating results.

Uncertainty and negative trends in general economic conditions in the United States and abroad, including significant tightening of credit markets, historically have created a difficult environment for companies in the lending industry. Many factors, including factors that are beyond our control, may have a detrimental impact on our operating performance. These factors include general economic conditions, unemployment levels, energy costs and interest rates, as well as events such as natural disasters, acts of war, terrorism, pandemic like the recent coronavirus (COVID-19) and catastrophes.

There can be no assurance that economic conditions will remain favorable for our business or that demand for loans in which we participate or default rates by borrowers will remain at current levels. Reduced demand for loans would negatively impact our growth and revenue, while increased default rates by borrowers may inhibit our access to capital and negatively impact our profitability. Further, if an insufficient number of qualified borrowers apply for loans, our growth and revenue would be negatively impacted.

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The outbreak of any health epidemic may cause an overall decline in the economy as a whole, and may materially harm our business, results of operations and financial condition.

The Company’s operations may be affected by future health-related threats. The ultimate disruption which may be caused by any such outbreak is uncertain; however, it may result in a material adverse impact on the Company’s financial position, operations and cash flows. Possible areas that may be affected include, but are not limited to, a decline in the demand for loans by potential borrowers or higher default rates by borrowers, and unavailability of professional services and other resources.

Our management team has limited experience in real estate investing.

Our management team’s experience in real estate investing is primarily related to underwriting mortgage loans. If the method adopted by the Company for evaluating real estate property related to a potential real estate loan and for establishing interest rates for the corresponding real estate loan proves flawed, investors may not receive the expected return on their investment in Common Shares, which could negatively impact your investment in the Company.

We have limited experience in managing real estate investments or developing real estate projects.

Our management team’s experience in managing real estate investments and developing real estate projects is limited. If the borrower is unable to repay its obligations under a loan from us, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we or experienced third parties engaged by us may have to take an active role in the management of the real estate or the project. Prospective investors should consider that the members of our management have limited experience in managing real estate or developing real estate projects. No assurances can be given that we or third parties engaged by us can manage real estate or operate real estate projects profitably.

Competition for employees is intense, and we may not be able to attract and retain the highly skilled employees whom we need to support our business.

Competition for highly skilled personnel, especially data analytics personnel, is extremely intense, and we could face difficulty identifying and hiring qualified individuals in many areas of our business. We may not be able to hire and retain such personnel. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we intend to invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements and the quality of our services and our ability to serve borrowers could diminish, resulting in a material adverse effect on our business.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market which may intensify, and competition may limit our ability to implement our business model and have a material adverse effect on our business, financial condition, and results of operations. Our competitors may be able to have a lower cost for their services which would lead to borrowers choosing such other competitors over the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us.

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Risks Related to Our Company

We have no operating history upon which you can evaluate our performance.

The Company is a start-up with no operating history and is, thus, currently not profitable. The Company expects that it will lose money in the foreseeable future, and we may not be able to achieve profitable operations. The majority of the proceeds from this Offering will be utilized by the Company to fund the Acquisition. In order to achieve profitable operations, after the closing of the Acquisition, we will need to raise significant proceeds from the sale of WPB Company Worthy Bonds and effectively deploy those proceeds by making secured loans or other permissible investments that provide a sufficient return to pay the interest payments on such Worthy Bonds, fund our operating expenses and generate a net profit. The Company cannot be certain that its business will be successful or that it will generate significant revenues and become profitable. An investment in the Company is highly speculative, and no assurance can be given that the stockholders will realize any return on their investment or that they will not lose their entire investment.

Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from July 11, 2023 (inception) to June 30, 2024.

We are an early-stage startup with no operating history, and we may never become profitable. Our management has raised substantial doubt about our ability to continue as a going concern and our independent registered public accounting firm has included an explanatory paragraph in their opinion on our audited consolidated financial statements for the period from July 11, 2023 (inception) to June 30, 2024, that states that there is a substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. There is substantial doubt about our ability to continue as a going concern. No assurances can be given that we will generate sufficient revenue or obtain necessary financing to continue as a going concern. No assurances can be given that we will achieve success in selling our Common Shares, or that, after the closing of the Acquisition, the WPB Companies will achieve success in selling their Worthy Bonds.

We may need to raise additional capital to implement our business plan.

We have not generated any revenues and we are dependent on the proceeds from this Offering to provide funds to implement our business model. After the closing of the Acquisition, we will be dependent on the proceeds of the WPB Companies’ offerings of Worthy Bonds, as well as any other formed or to be formed subsidiaries, to implement our business model. We may have substantial future cash requirements but no assured financing source to meet such requirements. Our future capital requirements will depend on a number of factors, including our ability to generate sufficient “spread” between the interest rate on the Worthy Bonds and the interest our lending subsidiaries receive from loans and other permissible investments they make using proceeds received from the sale of Worthy Bonds. If adequate funds are not available, including from this Offering, the Company may be required to delay or scale back its business plan.

We have a limited operating history in an evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful.

We have a limited operating history in an evolving industry that may not develop as expected. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

● ●	receiving enough subscriptions in this offering to be able to close the Acquisition; after the closing of the Acquisition, continue to sell the WPB Companies’ Worthy Bonds;
●	expand the user base for the Worthy App and Worthy Website;
●	Increase the number and total volume of loans and other permissible investments made by our subsidiary issuers;
●	improve the terms on which loans are made to borrowers as our business becomes more efficient;
●	increase the effectiveness of our direct marketing and lead generation through referral sources;
●	favorably compete with other companies that are currently in, or may in the future enter, the business of financing small real estate developers;
●	successfully navigate economic conditions and fluctuations in the credit market;
●	effectively manage the growth of our business; and
●	successfully expand our business into adjacent markets.

We may not be able to successfully address these risks and difficulties, which could harm our business and cause our operating results to suffer.

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We may experience losses on the loans we make or other permissible investments by our lending subsidiaries.

The WPB Companies’ loans made and to be made by our lending subsidiaries, upon the closing of the Acquisition, are and are planned to be primarily secured by the assets of the borrowers, there is no assurance that general economic conditions or the specific business and financial condition of the borrower, will not result in loan defaults. In that event, we would incur the costs to foreclose on our secured interests and there are no assurances that the amount we may recover from the disposal of the assets will equal the amounts of the obligation and associated costs.

The amount of repayments that bond holders of the WPB Companies demand at a given time may exceed the amount of funds we have available to make such payments which may result in a delay in repayment or loss of investment to the bond holders.

We will use our commercially reasonable efforts to maintain sufficient cash and cash equivalents on hand to honor repayment demands of bond holders of the WPB Companies. Such repayment, however, is subject to the then-current liquidity of the respective WPB Company. Pursuant to the terms of WPB’s and WPB2’s Investor Agreements, investors may require the respective WPB Company to repay the amount of their Worthy Bonds on 5 days’ notice, provided, however, if the requested amount of repayment is greater than $50,000 such repayment must be made by the WPB Company within 30 days of the request. Any failure to make repayments on the foregoing terms is an event of default.

In the event there are more demands for repayment to meet than the cash and cash equivalents on hand, we may make capital contributions to the WPB Companies to meet the demands to avoid an event of default. Such contributions or an event of default by either WPB or WPB2 would negatively impact the financial position of the Company and would negatively impact your investment.

If the information provided by borrowers is incorrect or fraudulent, we may misjudge a customer’s qualification to receive a loan, and our operating results may be harmed.

After the closing of the Acquisition, although a significant part of our loan decisions will be based on appraisals of the real estate underlying the loans, our decisions will be based partly on information provided to us by loan applicants. To the extent that these applicants provide information to us in a manner that we are unable to verify, we may not be able to accurately assess the associated risk. In addition, data provided by third-party sources is a significant component of our underwriting process, and this data may contain inaccuracies. Inaccurate analysis of credit data that could result from false loan application information could harm our reputation, business, and operating results.

Our efforts to launch Worthy Wealth Realty, Inc. may not be effective.

We have recently formed WWR which intends to offer bonds for infrastructure development for national real estate home builders. We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively implement our business model, which would negatively impact the financial position of the Company and would negatively impact your investment.

Our risk management efforts may not be effective.

We could incur substantial losses, and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, liquidity risk, and other market-related risk, as well as operational risks related to our business, assets, and liabilities. To the extent our models used to assess the creditworthiness of potential borrowers do not adequately identify potential risks, the risk profile of such borrowers could be higher than anticipated. Our risk management policies, procedures, and techniques may not be sufficient to identify all of the risks we are exposed to, mitigate the risks that we have identified, or identify concentrations of risk or additional risks to which we may become subject in the future.

We will rely on various referral sources and other borrower lead generation sources, including lending platforms.

After the closing of the Acquisition, unlike banks and other larger competitors with significant resources, we intend to rely on our smaller-scale marketing efforts, affinity groups, partners, and loan referral services to acquire borrowers. We do not have exclusive rights to referral services, and we cannot control which mortgage loans or the volume of mortgage loans we are sent. In addition, our competitors may enter into exclusive or reciprocal arrangements with their own referral services, which might significantly reduce the number of small mortgage borrowers we are referred. Any significant reduction in small developer mortgage borrower referrals could have an adverse impact on our loan volume, which will have a correspondingly adverse impact on our operations and our Company.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries, including the WPB Companies and WWR, which may not be resolved in our favor.

We are subject to a number of conflicts of interest arising out of our relationship with WFI and its subsidiaries. Certain of our executive officers and directors, but not all, are also executive officers and directors of WFI, and its subsidiaries Worthy Peer Capital, Inc., Worthy Peer Capital II, Inc., Worthy Community Bonds, Inc., Worthy Property Bonds, Inc., Worthy Property Bonds 2, Inc., Worthy Wealth Realty, Inc., and Worthy Management. These potential conflicts of interest pose a risk that those executive officers and directors may devote an insufficient amount of time and effort to operating our Company because they are too busy devoting their time and effort to the operations of the other entities set forth above. There are no assurances that any conflicts which may arise will be resolved in our favor, which could adversely affect our operations.

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A significant disruption in our computer systems or a cybersecurity breach could adversely affect our operations.

We rely extensively on our computer systems to manage our loan origination and other processes. Our systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, cyber security breaches, vandalism, severe weather conditions, catastrophic events and human error, and our disaster recovery planning cannot account for all eventualities. If our systems are damaged, fail to function properly or otherwise become unavailable, we may incur substantial costs to repair or replace them, and may experience loss of critical data and interruptions or delays in our ability to perform critical functions, which could adversely affect our business and results of operations. Any compromise of our security could also result in a violation of applicable privacy and other laws, significant legal and financial exposure, damage to our reputation, loss or misuse of the information and a loss of confidence in our security measures, which could harm our business.

Our ability to protect the confidential information of our borrowers and investors may be adversely affected by cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions.

Upon the closing of the Acquisition, we will process certain sensitive data from our borrowers and investors. While we have taken steps to protect confidential information that we receive or have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our systems could cause confidential borrower and investor information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with borrowers and investors could be severely damaged, and we could incur significant liability.

Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers and investors and our business and operations could be adversely affected.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could prevent us from processing or posting payments on loans, reduce the attractiveness of our marketplace and result in a loss of borrowers or investors.

In the event of a system outage and physical data loss, our ability to perform our servicing obligations, process applications or make loans available would be materially and adversely affected. The satisfactory performance, reliability and availability of our technology are critical to our operations, customer service, reputation and our ability to attract new and retain existing borrowers and investors.

After the closing of the Acquisition, any interruptions or delays in our service, whether as a result of third-party error, our error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our marketplace, any of which could adversely affect our business, financial condition and results of operations.

After the closing of the Acquisition, we will contract with third parties to provide services related to our online web lending and marketing, as well as systems that automate the servicing of our loan portfolios. While there are material cybersecurity risks associated with these services, we require that our vendors provide industry-leading encryption, strong access control policies, Statement on Standards for Attestation Engagements (SSAE) 16 audited data centers, systematic methods for testing risks and uncovering vulnerabilities, and industry compliance audits to ensure data and assets are protected. To date, we have not experienced any cyber incidents that were material, either individually or in the aggregate.

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If our estimates of loan receivable losses are not adequate to absorb actual losses, our provision for loan receivable losses would increase, which would adversely affect our results of operations.

After the closing of the Acquisition, we will maintain an allowance for loans receivable losses. To estimate the appropriate level of allowance for loan receivable losses, we will consider known and relevant internal and external factors that affect loan receivable collectability, including the total amount of loan receivables outstanding, historical loan receivable charge-offs, our current collection patterns, and economic trends. If customer behavior changes as a result of economic conditions and if we are unable to predict how the unemployment rate, housing foreclosures, and general economic uncertainty may affect our allowance for loan receivable losses, our provision may be inadequate. Our allowance for loan receivable losses will be an estimate, and if actual loan receivable losses are materially greater than our allowance for loan receivable losses, our financial position, liquidity, and results of operations could be adversely affected.

We will face increasing competition of other small developer real estate lenders and, if we do not compete effectively, our operating results could be harmed.

After the closing of the Acquisition, we will compete with other companies that make small developer real estate loans. If we are not able to compete effectively with our competitors, our operating results could be harmed.

Many of our competitors have significantly more resources and greater brand recognition than we do and may be able to attract borrowers more effectively than we do.

When new competitors seek to enter one of our markets, or when existing market participants seek to increase their market share, they sometimes undercut the pricing and/or credit terms prevalent in that market, which could adversely affect our market share or ability to explore new market opportunities. Our pricing and credit terms could deteriorate if we act to meet these competitive challenges. Further, to the extent that the fees we pay to our strategic partners and borrower referral sources are not competitive with those paid by our competitors, whether on new loans or renewals or both, these partners and sources may choose to direct their business elsewhere. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

If a significant portion of our subsidiaries’ loan portfolios are past due, it could impact their ability to service payments on Worthy Bonds, which could adversely affect our results of operations.

After the closing of the Acquisition, our subsidiaries’ loans will generally be structured as interest only for at least the first year of repayment, then begin paying interest and principal in later years with all principal being due at maturity. At September 30, 2023, none of the WPB Companies’ loan receivables were past due for more than 90 days, and as of that date all loans were still in the interest only phase, with principal repayment upcoming. If the WPB Companies are unable to collect interest and principal on such loans or if their past due loan receivables increase as a percentage of their portfolios, they will be required to utilize cash on hand and the net proceeds of their respective offerings to make the interest payments and redemptions on their Worthy Bonds, which will reduce the amount of proceeds available to them to make loans and could adversely affect our results of operations and your investment in the Common Shares.

The collection, processing, storage, use, and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements, or differing views of personal privacy rights.

After the closing of the Acquisition, we will receive, collect, process, transmit, store, and use a large volume of personally identifiable information and other sensitive data from borrowers and purchasers of the WPB Companies’ Worthy Bonds and services. There are federal, state, and foreign laws regarding privacy, recording telephone calls, and the storing, sharing, use, disclosure, and protection of personally identifiable information and sensitive data. Specifically, personally identifiable information is increasingly subject to legislation and regulations to protect the privacy of personal information that is collected, processed, and transmitted. Any violations of these laws and regulations may require us to change our business practices or operational structure, address legal claims, and sustain monetary penalties, or other harms to our business.

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The regulatory framework for privacy issues in the United States and internationally is constantly evolving and is likely to remain uncertain for the foreseeable future. The interpretation and application of such laws is often uncertain, and such laws may be interpreted and applied in a manner inconsistent with other binding laws or with our current policies and practices. If either we or our third-party service providers are unable to address any privacy concerns, even if unfounded, or to comply with applicable laws and regulations, it could result in additional costs and liability, damage our reputation, and harm our business.

We are reliant on the efforts of Christopher Carter, John Crittenden, Sally Outlaw and Alan Jacobs.

We rely on our directors and management team and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business. We believe our success has depended, and continues to depend, on the efforts and talents of our executive officers and directors, Christopher Carter, John Crittenden, Sally Outlaw and Alan Jacobs. Our key personnel have expertise that could not be easily replaced if we were to lose any or all of their services.

Compliance with Regulation A and reporting to the SEC could be costly.

Compliance with Regulation A could be costly and requires legal and accounting expertise. After qualifying this Form 1-A, we will be required to file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. Therefore, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies,” and our investors could receive less information than they might expect to receive from exchange traded public companies.

We will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year. Therefore, our investors could receive less information than they might expect to receive from exchange traded public companies.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

We are subject to the risk of fluctuating interest rates, which could harm our planned business operations.

We expect to generate income from the interest rates we charge borrowers or otherwise make from our permissible investments, including any loan origination fees paid by borrowers. Due to fluctuations in interest rates, we may not be able to charge borrower’s an interest rate sufficient for us to generate income, which could harm our planned business operations and could negatively affect your investment in the Company.

The Company, or the Target Companies, may be subject to fines and penalties for failure to timely file reports and amendments with the SEC, including annual reports, semi-annual reports, current reports, post-qualification amendments, and supplements.

The SEC requires Regulation A issuers to file certain reports, supplements and amendments after an offering has been qualified to sell to investors. Specifically, issuers are required to file annual and semi-annual reports and current reports reflecting certain changes and events that are material to investors. Further, post-qualification amendments must be filed for ongoing offerings at least every 12 months after the qualification date to include the financial statements that would be required by Form 1–A as of such date; and post-qualification amendments or supplements are required to be filed to reflect any facts or events arising after the qualification date of the offering statement (or the most recent post-qualification amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the offering statement. Any failure to timely file the foregoing could result in SEC fines, penalties, or other enforcement actions, including, in certain circumstances, to a rescission offering, which could potentially negatively impact the financial status of the company involved, and any investments therein.

The Company has filed all required annual, semi-annual and current reports, and post-qualification supplements or amendments.

The Target Companies have filed all required annual, semi-annual and current reports, and post-qualification supplements or amendments, subject to the following:

● WPB filings:

○ WPB increased the interest rate payable on WPB Bonds from 5% at qualification on October 31, 2022, to 5.5% APY effective April 1, 2023, to 6% APY effective August 15, 2023, to 7% APY effective November 13, 2023. The foregoing increases in interest rates were disclosed by WPB on Form 1-U Current Reports. In that the information in filings with the SEC under Form 1-U Current Reports cannot be forward incorporated from a Form 1-U to an offering statement on Form 1-A, the foregoing increases in interest rates should have been filed via a post-qualification amendment or supplement to WPB’s Form 1-A, which the WPB did not timely do. WPB filed a post-qualification amendment to Form 1-A that includes the foregoing information, and it was qualified October 4, 2024. As a result of the foregoing, WPB may be subject to fines, penalties, or other enforcement actions.

○ WPB filed a post-qualification amendment to Form 1-A more than 12 months from its qualification date which fails to comply with applicable federal securities law. As a result of the foregoing, WPB may be subject to fines, penalties, or other enforcement actions, including, but not limited to, a rescission offering for any securities sold during the period from when the post-qualification amendment was due, October 31, 2023, through the date WPB ceased selling securities under the Form 1-A on May 28, 2024, which totals $19,489,830 of securities issued, of which $14,306,000 remained outstanding as of July 30, 2024. WPB filed the required post-qualification amendment to Form 1-A on May 24, 2024, which post-qualification amendment to Form 1-A has been qualified as of January 27, 2025.

● WPB2 filings: WPB2 increased the interest rate payable on WPB2 Bonds from 5.5% APY at qualification on June 21, 2023, to 6% APY effective August 15, 2023, to 7% APY effective November 13, 2023. The foregoing increases in interest rates were disclosed by WPB2 on Form 1-U Current Reports. In that the information in filings with the SEC under Form 1-U Current Reports cannot be forward incorporated from a Form 1-U to an offering statement on Form 1-A, the foregoing increases in interest rates should have been filed via a post-qualification amendment or supplement to WPB’s Form 1-A, which the WPB2 did not timely do. WPB2 has filed a post-qualification amendment to Form 1-A that includes the foregoing information, but it has yet to be qualified as of January 27, 2025. As a result of the foregoing, WPB2 may be subject to fines, penalties, or other enforcement actions.

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Risks Related to Being Deemed an Investment Company under the Investment Company Act

We could be materially and adversely affected if the Company, either of the WPB Companies, WWR, or any future subsidiaries, are deemed to be investment companies under the Investment Company Act.

The WPB Companies rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, which excludes from the definition of investment company “any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses… (C) purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” The SEC Staff generally requires that, for the exception provided by Section 3(c)(5)(C) to be available, at least 55% of an entity’s assets be comprised of mortgages and other liens on and interests in real estate, also known as “qualifying interests,” and at least another 25% of the entity’s assets must be comprised of additional qualifying interests or real estate-type interests (with no more than 20% of the entity’s assets comprised of miscellaneous assets). It is possible that the staff of the SEC could disagree with our determinations. If the staff of the SEC were to disagree with our analysis under the Investment Company Act, we would need to adjust our investment strategy. Any such adjustment in our strategy could have a material adverse effect on us. If the Company, either WPB Company, or WWR is deemed to be an investment company, we may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require compliance with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we would no longer be eligible to offer our securities under Regulation A of the Securities Act if we were required to register as an investment company.

If we are deemed to be an investment company under the Investment Company Act and are therefore ineligible to rely on Regulation A to sell securities, the unregistered issuance of our securities to the investors pursuant to this Offering and/or the unregistered sale of securities by the WPB Companies pursuant to their offerings, as applicable, would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance giving the investors a right of rescission.

We rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, if the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, that entity would no longer be eligible to offer securities under Regulation A of the Securities Act in this Offering, or at all. In the event that this occurs, the Company and or a WPB Company, as the case may be, would have to immediately terminate their offering. The unregistered issuance of securities to investors would be considered in violation of Section 5 of the Securities Act if there was no other available exemption from registration for this issuance. The securities sold prior to such termination would be subject to a private right of action for rescission or damages by the purchasing investors. Additionally, the WPB Companies may not have the funds required to address all rescissions if a large number of their investors seek rescission at the same time, and as a result, the WPB Company may be delayed in the delivery of funds for such rescissions and may be required to sell some of its assets, which may take significant amounts of time and may yield less than is needed to meet its rescission obligations. Additionally, the Company and/or a WPB Company, as applicable, would not be able to raise funds in any other offering pursuant to Regulation A to meet such rescission obligations.

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If we are deemed to be an investment company under the Investment Company Act and is therefore ineligible to rely on Regulation A in its offerings, it could result in a large number of WPB Companies investors demanding repayment in a short period of time, and the WPB Companies may not have funds to satisfy those demands.

We and the WPB Companies rely on the exception from the Investment Company Act set forth in Section 3(c)(5)(C) of the Investment Company Act, however, in the event that the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, it would no longer be eligible to offer its securities under Regulation A of the Securities Act. If this occurs, it could result in a large number of WPB Companies investors demanding repayment in a short period of time, and the Company and/or a WPB Company, as the case may be, may not have funds to satisfy those demands. As a result, the WPB Companies may be delayed in the delivery of funds and may be required to sell some of its assets, which may take significant amounts of time and may yield less than is needed to meet our obligations. Additionally, the Company and/or a WPB Company, a applicable, would not be able to raise funds in any other offering pursuant to Regulation A to meet such demands.

If we are deemed to be an investment company under the Investment Company Act and sell securities in reliance on Regulation A and operate as an unregistered investment company, the Company and/or a WPB Company, as the case may be, could be subject to liability under Section 5 of the Securities Act.

In the event that the Company or a WPB Company is deemed to be an investment company under the Investment Company Act, and if said entity sells securities in reliance on Regulation A and operates as an unregistered investment company due to a failure to qualify for the Section (3)(c)(5)(C) exemption of the Investment Company Act, for any securities sold by said entity in reliance on Regulation A, said entity could be liable for violating Section 5 of the Securities Act if any of the securities issued in this Offering would be considered to be an unregistered issuance of securities if no other exemption from registration is available. Section 5 allows purchasers to sue an entity for selling a non-exempt security without registering it, whereby the purchasers seek rescission with interest, or damages if the purchaser sold his securities for less than he purchased them. The Company and/or a WPB Company, as applicable, could also be subject to enforcement action by the SEC that claims a violation of Section 5 of the Securities Act. Additionally, if the Company and/or a WPB Company, as the case may be, was required to register as an investment company but failed to do so and therefore operated as an unregistered investment company, the Company and/or a WPB Company, as the case may be, could be subject to monetary penalties and injunctive relief in an action brought by the SEC.

Risks Related to the Common Shares and this Offering

The characteristics of the Common Shares may not satisfy your investment objectives.

The Common Shares may not be a suitable investment for you, and we advise you to consult your investment, tax and other professional financial advisors prior to purchasing the Common Shares. The characteristics of the Common Shares may not satisfy your investment objectives, and may not be a suitable investment for you based on your ability to withstand a loss of principal or other aspects of your financial situation, including your income, net worth, financial needs, investment risk profile, return objectives, investment experience and other factors. Prior to purchasing any Common Shares, you should consider your investment allocation with respect to the amount of your contemplated investment in the Common Shares in relation to your other investment holdings and the diversity of those holdings.

There is no public market for the Common Shares, and none is expected to develop.

Common Shares are newly issued securities. Although under Regulation A the securities are not restricted, Common Shares are still highly illiquid securities. No public market has developed nor is expected to develop for the Common Shares, and we do not intend to list the Common Shares on a national securities exchange or interdealer quotational system. You should be prepared to hold your Common Shares as they are expected to be highly illiquid investments.

The Company is controlled by its officers and directors.

The Company’s officers and directors currently hold over 94% of the Company’s Common Stock, and at the conclusion of this offering will continue to hold a significant percentage of the Company’s voting stock. As a result, investors in this offering may not have the ability to control or influence a vote of the shareholders.

The subscription agreement has a forum selection provision that requires disputes be resolved in state or federal courts in the State of Georgia, regardless of convenience or cost to you, the investor.

In order to invest in this offering, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Georgia, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. You will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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The Company’s Bylaws contain a forum selection and attorney’s fee shifting provision that requires disputes be resolved in state or federal courts in the State of Georgia, and further stipulates that the prevailing party in such dispute shall be entitled to reasonable attorney’s fees.

Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, or (iii) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Georgia, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This, however, shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

These choice of forum provisions may limit our stockholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. Stockholders who do bring a claim in the specified courts could face additional litigation costs in pursuing any such claim. The specified courts may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our stockholders. Alternatively, if a court were to find these provisions of our governance documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could have a material adverse effect on our business, financial condition or results of operations.

You are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action.” Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of counsel to the Company and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision broadly to all actions except for claims brought under the Exchange Act and Securities Act. There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, shareholders that acquire our shares in secondary transactions, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, Company directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit the Company and its shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Investors in the Common Shares may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreement.

Investors in the Common Shares will be bound by the subscription agreement, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the agreement, including any claims made under the federal securities laws. By signing the agreement, the investor warrants that the investor has reviewed this waiver with his or her legal counsel, and knowingly and voluntarily waives the investor’s jury trial rights following consultation with the investor’s legal counsel.

If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Georgia, which governs the agreements, by a federal or state court in the State of Georgia. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the agreement, including claims under the federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under any of the agreements, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if the relevant jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of the Company’s securities or by the Company of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws. In addition, when the shares are transferred, the transferee is required to agree to all the same conditions, obligations and restrictions applicable to the shares or to the transferor with regard to ownership of the shares that were in effect immediately prior to the transfer of the shares, including but not limited to the subscription agreement.

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DILUTION

The term “dilution” refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. Investors in this Offering will experience immediate dilution from the sale of Common Shares by the Company. The Company anticipates that subsequent to this Offering it may require additional capital and such capital may take the form of additional Common Shares, Preferred Shares, other stock, securities or debt convertible into equity. When the Company issues more securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares could also result from a securities offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock or other equity options, or by conversion of certain instruments such as convertible bonds, other convertible classes of stock or warrants into other equity. If the Company decides to issue more stock or other securities, an investor could experience value dilution, with each Common Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the company.

The type of dilution that negatively affects early-stage investors most occurs when a company sells more shares of stock or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into shares of stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares of stock than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a stock price ceiling. Either way, the holders of the convertible notes get more shares of stock for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares of stock for their money. Investors should pay careful attention to the amount of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Common Share to hold a certain amount of value, it is important to realize how the value of those Common Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Common Share, ownership percentage, control, share of revenues and earnings per share.

If you invest in our Common Shares, your interest will be diluted to the extent of the difference between the public offering price per share and the “as adjusted net tangible” book value per share of our Common Shares after this Offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares outstanding. Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering, on a fully converted basis, and the as adjusted net tangible book value per share immediately after completion of this Offering.

If you invest in our Common Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per share and the pro forma net tangible book value per share after this Offering. As of the date of this Offering Circular, the net tangible book value of the Company was $207,465 based on the number of Common Shares (3,121,500), warrants (0), options (120,000), and convertible notes (0) issued and outstanding as of the date of this Offering Circular (total of 3,241,500), that equates to a net tangible book value of $0.064 per Share on a pro forma basis. Net tangible book value per share consists of shareholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of common stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering would be $5.65 per Share.

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Thus, if this Offering is fully subscribed, the net tangible book value per share owned by the Company’s current shareholders will have immediately increased by approximately $5.59 per Common Share without any additional investment on their part and the net tangible book value to per Common Share for new investors will immediately be diluted from $10.00 per share] to $5.65 per share or by $4.35 per Share. These calculations are based upon fully subscribed offering of Common Shares and do not include the costs associated with this Offering, and such expenses will cause further dilution.

The following table illustrates the approximate per share dilution to new investors discussed above, assuming the issuance of, respectively, 100%, 75%, 50% and 25% of the Common Shares offered for sale in this Offering:

Common Shares Sold	4,211,500	3,158,625	2,105,750	1,052,875
Offering Price	$10.00	$10.00	$10.00	$10.00
Pro forma net tangible book value per Share before the Offering	$0.064	$0.064	$0.064	$0.064
Increase per Share attributable to investors in this Offering	$5.59	$4.88	$3.89	$2.42
Pro forma net tangible book value per Share after the Offering	$5.65	$4.94	$3.95	$2.48
Dilution to investors	$4.35	$5.06	$6.05	$7.52
Dilution as a percentage of Offering Price	43.5%	50.6%	60.5%	75.2%

USE OF PROCEEDS

If all 4,000,000 Common Shares offered hereby are sold, we estimate we will receive net proceeds from this offering of approximately $37,740,000. We expect that the amount of expenses of the offering will be approximately $2,260,000, including professional and compliance fees and other costs of the offering, not including commissions, marketing costs or state filing fees. We plan to use the net proceeds to be received by the Company as follows, though we reserve the right to change the use of proceeds set forth below if all of the Common Shares offered hereby are not sold:

●	In order to close the Acquisition we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding.

●	To the extent the cash payment at the closing of the Acquisition is less than $30,000,000, the difference will be paid in the form of a promissory note from the Company to the Seller (the “Promissory Note”). Any such Promissory Note shall be issued by the Company to Seller at closing, shall bear interest on the outstanding principal amount thereof at a rate equal to Five and 50/100 Percent (5.50%) per annum, and shall be payable as follows: (i) on a monthly basis, commencing on the day that is one month after the closing date, and continuing on the same day for each of the following seventeen (17) months, in an amount equal to Ninety Percent (90%) of the total amount of proceeds raised by the Company during the prior month through the sale of Common Shares in this offering; (ii) commencing on the date that is nineteen (19) months after the closing date (the “Term Out Date”) and continuing on the same day for each of the following sixteen months, monthly payments of principal in the amount of 1/18th of the principal amount outstanding under the Promissory Note on the Term Out Date, plus interest, and (iii) a final payment of all outstanding principal and interest under the Promissory Note on the date that is thirty-six (36) months after the closing date. The Promissory Note will be unsecured, and thus WFI will, to the extent a Promissory Note is issued to it, be a general creditor of the Company, with the same rights on default under the Promissory Note as all other general creditors of the Company. The Company anticipates paying the principal and interest under the Promissory Note through funds raised in this offering, funds raised in other offerings, and income from the operations of the Company’s subsidiaries.

●	General operating expenses and overhead.

Funds received will be immediately available to us. We may close the offering without sufficient funds for all the intended purposes set out above.

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If all of the Common Shares being offered are sold in this offering we expect to receive gross proceeds of $40,000,000. However, we cannot guarantee that all of the Common shares being offered will be sold. The following table summarizes how we anticipate using the $40,000,000 gross proceeds of this offering to be received by the Company, assuming all of the offered Common Shares are sold in this offering, depending upon whether 26.6%, 53.2%, 79.8%, or 100% (Maximum Offering Amount) of the Common Shares being offered in the offering are sold, and presuming the closing of the Acquisition :

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding of the Purchase Price of the Acquisition	$9,000,000	$17,000,000	$24,000,000	$30,000,000
Working Capital and General Corporate Purposes	$1,000,000	$3,000,000	$6,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,800,000

In the event we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act, as follows:

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding the operations of the Company’s current, and to be formed, wholly owned subsidiaries	$9,000,000	$17,000,000	$24,000,000	$30,000,000
Working Capital and General Corporate Purposes	$1,000,000	$3,000,000	$6,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,800,000

DIVIDEND POLICY

The Company has not declared dividends on any of its shares in the past and does not intend to pay any in the foreseeable future. Any future determination to pay dividends will be at the discretion of the Board of Directors and will depend on the financial condition, business environment, operating results, capital requirements, any contractual restrictions on the payment of dividends, and any other factors that the Board of Directors deems relevant.

INVESTMENT COMPANY ACT LIMITATIONS

A company that is treated as an “investment company” under the Investment Company Act is subject to stringent regulation. If we are deemed to be an investment company, we and or a WPB Company may be required to register as an investment company if we are unable to dispose of the disqualifying assets, which could have a material adverse effect on us.

Registration under the Investment Company Act would require compliance with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

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If we or a WPB Company were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, we and/or the WPB Companies, as the case may be, would no longer be eligible to offer securities under Regulation A of the Securities Act.

We anticipate that (i) at least 55% of WPB’s and WPB2’s assets will constitute “mortgages and other liens on and interests in real estate” (Qualifying Interests), (ii) at least 25% of our assets will constitute “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests) and (iii) no more than 20% of our assets will constitute assets that have no relationship to real estate. As a result, and as discussed in detail below, we believe the Company and the WPB Companies will not be treated as an investment company because of the exemption under Section 3(c)(5)(C) of the 40 Act, which provides that an entity “primarily engaged” in the business of “purchasing or otherwise acquiring mortgages and other liens on and interests in real estate” will not be treated as an investment company.

The SEC has taken the position that an issuer qualifies for the Section 3(c)(5)(C) exemption if the following three conditions are satisfied:

1)	At least 55% of its assets consist of “mortgages and other liens on and interests in real estate.” We refer to these as “Qualifying Interests.”

2)	At least an additional 25% of its assets consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of the issuer’s assets are Qualifying Interests).

3)	Not more than 20% of the issuer’s assets consist of assets that have no relationship to real estate.

The SEC has also taken the position that Qualifying Interests:

1)	Include assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate.”

2)	Exclude interests in the nature of securities in other issuers engaged in the real estate business.

In addition, the SEC has taken the position that a mortgage loan will be treated as “fully secured by real property” where the following two conditions are satisfied:

1)	100% of the fair market value of the loan was secured by real estate at the time the issuer acquired the loan. We refer to this as the “Date of Purchase Test.”

2)	100% of the principal amount of the loan was secured by real estate at the time of origination. We refer to this as the “Date of Origination Test.”

Furthermore, the SEC has taken the position that real estate-type interests include:

1)	Certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan.

2)	Agency partial-pool certificates.

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DESCRIPTION OF BUSINESS

Overview of the Company

Worthy Wealth, Inc. (the “Company”) was formed as a Georgia corporation on July 11, 2023, and has authorized 10,000,000 shares of its par value common stock, with a par value of $0.0001 (the “Common Shares”). To date our activities have involved the organization of our Company, the formation of Worthy Wealth Realty, Inc. as a wholly owned subsidiary, and the execution of a stock purchase agreement (the “SPA”) pursuant to which the Company will acquire all of the issued and outstanding equity of Worthy Property Bonds, Inc., a Florida corporation (“WPB”) and Worthy Property Bonds 2, Inc., a Florida corporation (“WPB2”), which we refer to together as the “WPB Companies”, as well as their two wholly owned subsidiaries, Worthy Lending V, LLC, a Delaware limited liability company and a subsidiary of WPB (“Worthy Lending V”) and Worthy Lending VI, LLC, a Delaware limited liability company and a subsidiary of WPB2 (“Worthy Lending VI”), which we refer to together as the “Worthy Lending Entities” (the “Acquisition”). The SPA was executed on December 11, 2023, by and between the Company and Worthy Financial Inc., a Delaware corporation (“WFI”). The WPB Companies and the Worthy Lending Entities are collectively referred to herein as the “Target Companies”.

The purchase price under the SPA is $30,000,000. The Company has the right to close the Acquisition with between $10,000,000 and $30,000,000 in immediately available funds. To the extent the cash payment at the closing of the Acquisition is less than $30,000,000, the difference will be paid in the form of a promissory note from the Company to WFI (the “Promissory Note”). Any such Promissory Note shall be issued by the Company to WFI at closing, shall bear interest on the outstanding principal amount thereof at a rate equal to Five and 50/100 Percent (5.50%) per annum, and shall be payable as follows: (i) on a monthly basis, commencing on the day that is one month after the closing date, and continuing on the same day for each of the following seventeen (17) months, in an amount equal to Ninety Percent (90%) of the total amount of proceeds raised by the Company during the prior month through the sale of Common Shares in this offering; (ii) commencing on the date that is nineteen (19) months after the closing date (the “Term Out Date”) and continuing on the same day for each of the following sixteen months, monthly payments of principal in the amount of 1/18th of the principal amount outstanding under the Promissory Note on the Term Out Date, plus interest, and (iii) a final payment of all outstanding principal and interest under the Promissory Note on the date that is thirty-six (36) months after the closing date. The Promissory Note will be unsecured, and thus WFI will, to the extent a Promissory Note is issued to it, be a general creditor of the Company, with the same rights on default under the Promissory Note as all other general creditors of the Company. The Company anticipates paying the principal and interest under the Promissory Note through funds raised in this offering, funds raised in other offerings, and income from the operations of the Company’s subsidiaries.

Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. The Company intends to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition. If the proceeds of this Offering are insufficient to close the Acquisition, the Company will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding.

In the event we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act.

The Company and WFI, as well as WFI’s current subsidiaries, have a number of executive officers and directors in common. The Company, on the one hand, and WFI and its subsidiaries, on the other hand, also have a number of executive officers and directors that are not in common (see “Certain Relationships and Related Party Transactions”).

In connection with the negotiation and execution of the SPA the Company and WFI each formed special committees of independent directors, which, upon review of the terms of the SPA and related transactions, both approved of the SPA and the Acquisition, and recommended that the respective full boards of directors approve the same, which they did.

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

As a condition to the closing of the Acquisition, the Company and Seller will enter into that certain (i) Domaine Name Assignment pursuant to which Seller assigns and transfers to Buyer all of Seller’s right, title and interest in and to certain domain names set forth therein (“Domain Name Assignment”); (ii) FinTech Assignment Agreement pursuant to which Seller assigns and transfers to Buyer Seller’s FinTech Platform, and all underlying technology (“FinTech Assignment Agreement”), and (iii) FinTech License Agreement pursuant to which the Buyer licenses the Worthy Fintech Platform to Seller for use with respect to Seller’s remaining subsidiaries (the “Technology License Assignment Agreement”).

As part of the Acquisition, the Company will acquire a fintech platform and mobile app (the “Worthy App”) that allows its users to digitally purchase Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company’s subsidiaries. The Company also owns its proprietary website allowing direct purchases of Worthy Bonds (collectively the “Worthy Fintech Platform”).

The Company, upon the closing of the Acquisition, will, through the Target Companies, WWR, and anticipated additional subsidiaries, be engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites and though the Worthy App under separate Regulation A, Tier 2 offerings. The information contained on our websites is not part of the Offering Statement and is not incorporated by reference herein.

Our business model, which will be implemented through the Target Companies, WWR, and anticipated additional subsidiaries, will be centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate through our subsidiaries. More specifically, the types of investments the Company intends to make through its subsidiaries include 1-3 year first mortgages for smaller developers, a combination of first mortgages and equity interest in real estate for larger developers, and investments in infrastructure development projects for major U.S. homebuilders. This anticipated business model would include loans and investments from $500,000 to $5,000,000 secured by or including ownership interest in, properties with loan or investment to value ratios (supported by third-party appraisals) of approximately 67% and generating yields of between 11% and 17%.

We anticipate that (i) at least 55% of the assets to be held by the Target Companies, WWR, and anticipated additional subsidiaries, will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of the assets to be held by the Target Companies will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of our assets are Qualifying Interests), and (iii) not more than 20% of the total assets to be held by the Company, through the Target Companies, WWR, and anticipated additional subsidiaries, shall consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause us to lose our exemption from regulations as an investment company pursuant to the Investment Company Act. Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the Target Companies, WWR, and anticipated additional subsidiaries, sale of Worthy Bonds will provide the capital for these activities.

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As stated above, in addition to WPB and WPB2, the Company’s recently formed subsidiary, WWR, intends to offer newly structured bonds for infrastructure development for national real estate home builders, and, the Company also intends to organize additional wholly owned subsidiary issuers of SEC qualified debt and equity securities.

The Company has not yet generated any revenue and has no operating history.

Our management has raised substantial doubt about our ability to continue as a going concern based on these conditions and our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its audit report with respect to our audited consolidated financial statements for the period from July 11, 2023 (inception) to September 30, 2023. We expect to generate income through the WPB Companies from (i) the interest rates we charge on our real estate loans and mortgages and other investments which we have acquired and (ii) profits we realize on the sale of the interests in real estate that we acquire. We also expect to use up to 25% of the proceeds from sales of our Common Shares to provide working capital and general corporate purposes for our Company until such time as our revenues are sufficient to pay our operating expenses.

As the Worthy Lending Entities are wholly owned subsidiaries of the WPB Companies, we expect that the real estate loans and other assets of the Worthy Lending Entities, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of the WPB Companies with respect to the Worthy Bonds. While there are no formal security agreements in place with respect to these real estate loans and other assets within the Worthy Lending Entities (and while any current and future creditors of the Worthy Lending Entities may also have recourse to the assets of the entity), as the WPB Companies are the sole members of Worthy Lending Entities we expect that the WPB Companies will retain the right at any time to cause the distribution of available funds from the Worthy Lending Entities up to the WPB Companies so that the WPB Companies may meet such payment obligations.

In order to operate our Company for 12 months, we estimate that $250,000 in funds will be required.

In order to close the Acquisition we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding.

In the event we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act.

Company Operations in the Event the Acquisition Does Not Close

In the event the Acquisition does not close, the Company intends to conduct its business operations as stated herein through WWR and anticipated additional subsidiaries. The operations of said subsidiaries, as stated above, will include principally the purchasing of or otherwise acquiring mortgages and other liens on and interests in real estate. It is anticipated that WWR, and potentially other to be formed subsidiaries, may engage in Regulation A offerings of securities to fund their operations. In the event the Acquisition does not close, the proceeds from this offering will be utilized by the Company for general business purposes as detailed herein.

Worthy Education Division

In addition to, and in support of, current and anticipated Regulation A+ offerings of both debt and equity securities, the Company has introduced the Worthy Education Division, a Participate-to-Earn educational initiative that leverages FinTech to ensure that all participants are equipped with the financial knowledge and tools necessary to contribute to economic growth and to successfully compete in a technologically advanced world.

Particularly, with the financial industry rapidly being transformed by digital innovation, the need for individuals, schools, and businesses to access digital financial literacy skills training with measurable outcomes has never been greater.

Worthy Education is designed to narrow digital financial literacy gaps by providing incentivized learning programs, taught by prominent industry experts, for financial advisors; business executives and owners; tax, legal and real estate professionals; as well as middle and high-school students. To maximize effectiveness, Worthy’s programs are structured to incentivize course participants with rewards as well as provide them with a direct line of communication to the innovators themselves.

The rewards ensure that Worthy course participants are not only more actively engaged but are also receiving the financial resources to start building personal nest eggs. Learning directly from the experts and innovators keeps Worthy course participants on the forefront of innovation as well as provides invaluable career networking.

Through interactive live webinars, instructional videos and onsite educational events, Worthy Education offers individuals a deep understanding of how their personal finances and career paths will be impacted by digital transformation as well as how to achieve successful outcomes.

Worthy Education also develops customized digital financial literacy programs for enterprises and academia so that organizations can gain a competitive edge, and so that public and private schools can help close financial and digital gaps.

Worthy Courses include:

●	Financial Literacy Basics
●	Introduction to Digital Finance Literacy
●	Understanding Investing Risks
●	Entrepreneurship and Capital Raising in a Digital World
●	The Evolution of Economics and Money

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Worthy Thrive

In development is the Thrive Division of the Company. Thrive is a novel, in person event model that will provide benefits to all participants while also demonstrating the true power of the crowd in fostering economic development – including emerging collaborative “participate-to-earn” economic models. Our objective is to help communities “thrive” by ensuring that we meet the economic interest of all participants, including residents of the community, small local businesses, larger corporations, and local and state governments through education and engagement in crowd funding. It is a unique and hands-on way to educate, introduce and engage citizens to become stakeholders in their communities through small investments they can make in both debt and equity opportunities offered by growing companies.

The financial model for Thrive is as innovative as the event design. The event programming is envisioned to take place over a weekend with a core live crowdfunding showcase for 20 emerging companies who will pitch attendees for capital (within the framework of either Regulation CF or Regulation A+). Other programming will include educational sessions, awards presentations, and family friendly cultural activities like games, music, and culinary experiences. The inaugural Thrive event will be designed to accommodate up to 1,000+ attendees. The ROI for attendees will include knowledge gained through educational sessions and an entertaining program of events – but most importantly they will leave as stakeholders in a growing community business.

Corporate Information

We were incorporated under the laws of the State of Georgia on July 11, 2023. The Company has authorized 10,000,000 shares of its common stock, at a par value of $0.0001 per share. Through that certain Purchase Agreement by and between the Company and WFI, the Company intends to acquire 100% of the issued and outstanding shares of the WPB Companies, and their two wholly owned subsidiaries, the Worthy Lending Entities.

The Company, after the closing of the Acquisition, intends to engage in the business of real estate finance through the WPB Companies. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites and through the Worthy App under separate Regulation A, Tier 2 offerings.

As a result of the Acquisition, the Company will own a Fintech platform and the Worthy App that allows its users to digitally purchase our Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds from the Company. The Company further also owns its proprietary website, the Worthy Fintech Platform, allowing direct purchases of Worthy Bonds.

Post-SPA Organizational Structure

The following reflects the organizational structure of the Company post SPA:

THE WORTHY WEALTH, INC. COMPANIES

(Post-SPA)

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Worthy Fintech Platform

The Company will acquire certain technology solutions developed by WFI, including the Worthy Website and the App (together, the “Worthy Fintech Platform”), to facilitate the purchase of the WPB Companies’ Worthy Bonds and to provide information to bond investors on their accounts. As a result of the acquisition of the Target Companies and the various agreements executed in connection therewith, the Company will be the sole owner of the technology underlying the Worthy Fintech Platform and will receive license fees from the WPB Companies equal to $10 per active user on the Worthy Fintech Platform each year. “Active user” is defined as an individual that has registered with the Worthy Fintech Platform (providing an email address). The target companies have approximately 30,000 active users as of the date of this Offering Circular. The fee is subject to periodic review and adjustment.

Worthy Website

Prospective investors in the WPB Companies’ Worthy Bonds, through WPB’s website, can create (after the closing of the Acquisition) a username and password, and indicate agreement to our terms and conditions and privacy policy.

The following features are available to participants in the WPB Companies’ Worthy Bonds programs through our website:

●	Available Online Directly from Us. Users can purchase Worthy Bonds directly through our websites.
●	No Purchase Fees Charged. There are no commissions or fees to purchase Worthy Bonds through our websites. Purchasers may be charged a transaction fee if their method of payment requires us to incur an expense. The transaction fee is equal to the amount that we are charged by the payment processor. However, other financial intermediaries, if engaged by an investor, may separately charge investors commissions or fees
●	Invest as Little as $10. Users are able to build ownership over time by making purchases as low as $10 of Worthy Bonds.
●	Flexible, Secure Payment Options. Users may purchase bonds through our websites either electronically or by wire transfer.
●	View Your Portfolio Online. Users can view their investments, returns, and transaction history online, as well as receive tax information and other portfolio reports.

Worthy App

The Worthy App was designed to support the target market for the WPB Companies’ Worthy Bonds, which we believe is approximately 74 million millennials, who spend more than $600 billion a year on products and services. The Worthy App seeks to provide an easy way for our target market to micro invest, including monetizing their debit card purchases, credit card purchases and other checking account transactions by “rounding up” each purchase to the next highest dollar until the “round up” reaches $10.00 at which time the user would purchase a $10.00 bond from the operating subsidiaries pursuant to an offering pursuant to Regulation A (each a “Worthy Bond offering”). The WPB Companies are currently conducting such offerings and have filed offering statements, which have been qualified by the Securities and Exchange Commission (the “SEC”). The Worthy App is available via the web or for Apple iPhone users from the Apple Store and for Android phone users from Google Play.

In addition to millennials, we may also seek to establish strategic relationships with local and national companies to incorporate our services into the benefits they provide to their hourly employees, borrowers and users, as well as veterans and municipal employees and colleges and university alumni associations.

The information provided on the Worthy Website and the Worthy App is for informational purposes only, and is not incorporated by reference herein.

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Our Subsidiaries

Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make or in which we participate;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

Worthy Property Bonds, Inc.

On April 9, 2021, WPB was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the Acquisition, WFI was the sole shareholder of the WPB’s common stock. Currently, WFI is the sole shareholder of WPB’s common stock.

WPB is an early stage company, which, through its wholly owned subsidiary Worthy Lending V, LLC (“Worthy Lending V”), a Delaware limited liability company, implements its business model. WPB’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. WPB anticipates that (i) at least 55% of its assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of its assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of its assets are Qualifying Interests), and (iii) not more than 20% of its total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause WPB to lose its exemption from regulations as an investment company pursuant to the Investment Company Act.

Qualifying Interests are assets that represent an actual interest in real estate or are loans or liens “fully secured by real estate” but exclude securities in other issuers engaged in the real estate business. Real estate-type interests include certain mortgage-related instruments including loans where 55% of the fair market value of the loan is secured by real property at the time the issuer acquired the loan and agency partial-pool certificates. The proceeds from the sale of Worthy Property Bonds will provide the capital for these activities.

The Worthy Property Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of WPB;
●	bear interest at 7.0% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable; and
●	are unsecured.

WPB’s first offering of its bonds pursuant to Regulation A, Tier 2 of up to $75,000,000, was qualified by the SEC on October 31, 2022, and as of December 31, 2024, all available Worthy Property Bonds have been sold thereunder.

WPB’s audited consolidated financial statements for the fiscal year ended March 31, 2024, are set forth in this offering circular (see “Index to Financial Statements” beginning on page F-1).

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Worthy Lending V, LLC

Worthy Lending V is a wholly owned subsidiary of WPB. WPB expects that the real estate loans and other assets of Worthy Lending V, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of WPB with respect to the Worthy Property Bonds. While there is no formal security agreement in place with respect to these real estate loans and other assets within Worthy Lending V (and while any current and future creditors of Worthy Lending V may also have recourse to the assets of the entity), as WPB is the sole member of Worthy Lending V, we expect that WPB will retain the right at any time to cause the distribution of available funds from Worthy Lending V up to WPB so that WPB may meet such payment obligations.

WPB’s Loan and Investment Portfolio

Beginning in November 2022, WPB, through its subsidiary Worthy Lending V, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages.

At June 30, 2024, WPB has real estate loans for a total of $26,630,624. Each loan is secured by a mortgage in the real estate, and is located in the states of Florida (25) and New York (1). Each loan has a maturity date of 2 years and matures on various dates ranging between November 28, 2024 and September 8, 2025. These loans pay interest at rates between 10% and 25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of June 30, 2024. The loan loss reserve on mortgage loans was $266,306 at September 30, 2024.

At December 31, 2022, WPB had 13 real estate loans for a total of $15,671,999.97. Each loan is secured by a first mortgage in the real estate located in the state of Florida (12) and New York (1). Each loan has a maturity date of 2 years and matures on various dates ranging between November 14, 2024 and December 28, 2024. These loans pay interest at rates between 10.5% and 13% and are serviced by an outside, unrelated party. None of these loans are currently in default, forbearance or deferral.

WPB maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB typically invests in corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB targets 20% portfolio weight in these investments.

Worthy Property Bonds 2, Inc.

On February 3, 2023, WPB2 was formed as a Florida corporation and issued 100 shares of its $0.001 per share par value common stock in exchange for $5,000 to WFI. Prior to the closing of the Acquisition, WFI is the sole shareholder of WPB2’s common stock. Upon the closing of the Acquisition, the Company will be the sole shareholder of WPB2’s common stock.

WPB2 is an early stage company, which, through its wholly owned subsidiary Worthy Lending VI, LLC (“Worthy Lending VI”), a Delaware limited liability company, implements its business model. WPB2’s business model is centered primarily around purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. WPB2 anticipates that (i) at least 55% of its assets will consist of “mortgages and other liens on and interests in real estate” (“Qualifying Interests”), (ii) at least an additional 25% of its assets will consist of “real estate-type interests” (subject to proportionate reduction if greater than 55% of WPB2’s assets are Qualifying Interests), and (iii) not more than 20% of its total assets consist of assets that have no relationship to real estate provided the amount and nature of such activities do not cause WPB2 to lose its exemption from regulations as an investment company pursuant to the Investment Company Act.

The Worthy Property 2 Bonds:

●	are priced at $10.00 each;
●	represent a full and unconditional obligation of WPB2;
●	bear interest at 7.0% per annum. For clarification purposes, we will pay interest on interest (compounded interest) and credit such interest to bondholders’ Worthy accounts;
●	are subject to repayment at any time at the demand of the holder, subject to liquidity;
●	are subject to redemption by us at any time;
●	are not payment dependent on any underlying real estate loans or investments;
●	are transferable; and
●	are unsecured.

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WPB2’s first offering of up to $75,000,000 of its bonds under Regulation A, Tier 2 was qualified by the SEC on June 21, 2023. As of the date of December 31, 2024, WPB2 has sold $29,752,260 worth of bonds in this offering.

WPB2’s audited consolidated financial statements audited consolidated financial statements for the fiscal year ended March 31, 2024, are set forth in this offering circular (see “Index to Financial Statements” beginning on page F-1).

Worthy Lending VI, LLC

Worthy Lending VI is a wholly owned subsidiary of WPB2. WPB2 expects that the real estate loans and other assets of Worthy Lending VI, and the returns from the operations of such real estate loans and assets, will generally remain available to support and fund the payment obligations of WPB2 with respect to the Worthy Property 2 Bonds. While there is no formal security agreement in place with respect to these real estate loans and other assets within Worthy Lending VI (and while any current and future creditors of Worthy Lending VI may also have recourse to the assets of the entity), as WPB2 is the sole member of Worthy Lending VI, we expect that WPB2 will retain the right at any time to cause the distribution of available funds from Worthy Lending VI up to WPB2 so that the Company may meet such payment obligations.

WPB2’s Loan and Investment Portfolio

Beginning in July 2023, WPB2, through its subsidiary Worthy Lending VI, began deploying the net proceeds it had raised through its sale of its Worthy Bonds by loaning funds directly to borrowers under loan agreements secured by first mortgages.

At June 30, 2024, WPB2 had a real estate loans for a total of $12,769,875. Each loan is secured by a mortgage in the real estate, and is located in the state of Florida. Each loan has a maturity date of 2 years and matures on various dates ranging between July 17, 2025 and September 13, 2025. These loans pay interest at rates between 10.49% and 11.25% and are serviced by an outside, unrelated party. There were no mortgage loans past due or on non-accrual status as of June 30, 2024. The loan loss reserve on mortgage loans was $127,699 at June 30, 2024.

As of December 31, 2022, WPB2 had no real estate loans.

WPB2 maintains a portfolio of investments on its consolidated balance sheet as investments held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. WPB2 typically invests in public preferred and common equities, private market real estate investments with the primary objective to earn diversified risk-adjusted returns while the corporate bonds, certificates of deposit, asset backed securities, and government securities are intended to mitigate risk and minimize potential risk of principal loss. WPB2 targets 20% portfolio weight in these investments.

Worthy Wealth Realty, Inc.

On March 4, 2024, the Company formed a new subsidiary, WWR, which intends to offer newly structured bonds for infrastructure development for national real estate home builders.

Competitors and Industry

Industry

The survival and growth of small developer businesses depends on access to credit. Banks are the most common source of external credit for small businesses but given the current consolidation trend in U.S. banking, and the continued decline in the number of small banks, there have been significant negative effects on the availability of capital for U.S. companies. Fortunately, over the past decade, additional options for small businesses have emerged with the growth of new technology-enabled lenders. These fintech companies identified the gaps in the small business lending market.

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According to a survey by the Small Business Administration, small business non-equity financing of all types amounted to over a trillion dollars. The Company’s lending subsidiaries are a part of this growing market.

Competitors

We compete with other companies that lend to small real estate developers. These companies include traditional banks, a number of specialized financial providers, and newer, technology-enabled lenders. In addition, other technology companies that lend primarily to individuals have already begun to pursue expanding their services to business lending.

Many of these competitors have significantly more resources and greater brand recognition than we do and may be able to attract customers more effectively than we do.

When new competitors look to enter our market, or when existing industry participants look to increase their market share, they sometimes reduce the pricing and credit terms common in that market, which could adversely affect our business. Our pricing and credit terms could decline if we make an effort to meet these competitive challenges. Further, to the extent that the fees we pay to our partners and borrower referral sources are not competitive with those paid by others, these partners and sources may move their business elsewhere, resulting in us originating less loans. The consequence of these competitive pressures could also cause us to reduce the interest rates we charge to our customers. All of the foregoing could adversely affect our business, results of operations, financial condition, and future growth.

Competitive Strengths

Upon the closing of the Acquisition, we believe we will benefit from the following competitive strengths:

Technology. The Worthy App and websites (the “Worthy FinTech Platform”) are targeted primarily to the millennials who are part of the fastest growing segment of our population. We believe that they have a basic distrust of traditional banking institutions yet they have a need to accumulate assets for retirement or otherwise. The Worthy FinTech Platform provides for a savings and investing alternative for the millennials.

We will focus on an underserved banking sector. Due to higher costs, we believe that banks cannot profitably serve the small developer mortgage industry. We believe that this area is one of our competitive strengths because we believe that there are not many lenders who are servicing these borrowers which leaves more room for the Company to pursue opportunities in this sector. Additionally, we believe that this area is one of our competitive strengths because many other lenders are not interested in loans to small developers who seek to finance their real estate to provide funds for short-term development of their properties. However, despite our intentions, we may never be profitable in this sector.

Marketing

The Company will promote its platform and mobile app through its own monthly newsletter (“Noteworthy”) where financial tips and articles are shared as well as highlights of Worthy employees and technology features. The Worthy App is also promoted via the Apple and Android app stores. We also intend to build product awareness through our representatives speaking at national events such as financial and technology conferences. Marketing for direct loans and participations through the Worthy Lending Entities will be conducted primarily by the management of the Company with professional and business advisers to growing companies.

The WPB Companies market their Worthy Bonds primarily through digital media channels such as Facebook ads, publishers of financial blogs and through marketing partnerships with other financial service firms and consumer facing brands.

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Strategy

Our strategy is to acquire WPB and WPB2; to complete a Reg A offering and commence investment activities for Worthy Wealth Realty, Inc.; to organize and fund (via Reg A offerings) a “portfolio” of additional wholly owned subsidiaries to offer a variety of debt and equity real estate oriented securities; to introduce new educational products and crowdfunding events to our users; and to expand our network of online information, social networking, and institutional (colleges and universities, charities, trade organizations, and employer) sources of introductions and referrals to our targeted users.

Subject to the successful completion of this Offering and the closing of the Acquisition, one of our primary goals at Worthy for 2024 and beyond is to find additional ways to grow and bring value to our Worthy community members. We will do this through building out a community section on the Worthy Website and the Worthy App where we will offer financial educational resources, more opportunities for our members to be highlighted, as well as offer additional products and services of interest to them. This will also provide us with an additional revenue stream as we can earn marketing fees as part of these product offerings.

Ultimately, our objective is to bring our members great deals on products and services that will complement their lifestyle, save as well as earn them money, and help them achieve their personal and financial goals.

Worthy Causes

The WPB Companies have implemented a Worthy Causes program that helps non-profit organizations generate contributions from “smaller” donors via the spare change “round-up” tool on the Worthy App. Donors painlessly gather and donate funds by investing the “spare change” from their daily purchases throughout the year. We believe this program will offer the following advantages:

●	Painless giving, donors support their causes without altering their lifestyle;
●	All giving is magnified by 5.5% to 7.0% interest; and
●	Supporting causes in the process.

To participate in this program, the donor simply links a debit or credit card within the Worthy App and every time the card is used it rounds the transactions up to the next whole dollar (for example, $1.57 is rounded-up to $2.00). Whenever the “rounded-up” spare change reaches $10.00, a purchase of our Worthy Bonds is made. The bonds may then be donated to charitable causes, earning interest at 5.5% to 7.0% per year provided that the charity complies with new account on-boarding requirements. As an alternative to donating bonds to a charity, a WPB Company bond holder could liquidate its account and contribute the proceeds from liquidation of the bonds to charitable causes. In addition to, or instead of, our round-up program, donors can also simply buy a desired number of bonds and donate them to the cause of their choice or they can set a recurring monthly amount to invest making it an easy way to contribute. Investors will not be charged any transfer fee for making contributions of WPB Company Worthy Bonds via the Worthy Causes program.

Operations – Management Services Agreement with Worthy Wealth Management

Upon the initial closing of the offering, and the closing of the Acquisition, we intend to enter into a Management Services Agreement (the “Management Services Agreement”) with Worthy Wealth Management, Inc., (“WWM”) an affiliate. The purpose of this operational structure is to undertake a cost-sharing effort to more efficiently utilize personnel throughout the Company and its subsidiaries. As a result, our executive officers and the other personnel which provide services to us will all be employed by WWM.

The terms of the Management Services Agreement will provide for WWM to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to WWM.

The terms of the Management Services Agreement will provide that the Company agrees to reimburse WWM for the costs incurred by WWM in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse WWM under the Management Services Agreement. The reimbursement amounts payable to WWM by the Company will accrue until the Company can make reimbursement payments to WWM from the proceeds of this offering allocated to working capital and distributions from the target companies, which reimbursement payments will be made in advance on a monthly basis.

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The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by WWM in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by WWM based upon the amount of time they devote to us, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement amount as it will be based on the costs incurred by WWM in paying for the staff and office expenses for the Company under the Management Services Agreement and as WWM has not yet determined salary payment amounts or the benefits it’ll provide to our executive officers and the other personnel employed by WWM.

There will be no fees under the Management Services Agreement.

The initial term of the Management Services Agreement will be three years and will automatically renew for successive one year terms. The Management Services Agreement will be terminable at any time upon 30 days’ prior written notice from one party to the other.

Governmental Regulation

The regulatory framework for nonbank online lending platforms such as the WPB Companies is evolving and uncertain. We are affected by laws and regulations, and judicial interpretations of those laws and regulations, that apply to businesses in general, as well as to commercial lending. This includes a range of laws, regulations and standards that address information security, privacy, fair lending and anti-discrimination, fair sales/marketing practices, transparency, credit bureau reporting, anti-money laundering and sanctions screening, commercial lending, licensing and interest rates, among other things. Because the WPB Companies are not banks and are engaged in commercial lending, they are not subject to certain of the laws and rules that only apply to banks and that has federal preemption over certain state laws and regulations.

State Interest Rate Regulations

Although the federal government does not regulate the maximum interest rates that may be charged on commercial loan transactions, many states have enacted laws specifying the maximum legal interest rate at which loans can be made in their state. The loan agreements relating to loans that the WPB Companies will originate are by their terms governed by Georgia law. Georgia does not have rate limitations on commercial loans of $100,000 or more or licensing requirements for commercial lenders making such loans. Our underwriting team and senior members of our credit risk team are headquartered in Boca Raton, Florida.

State Issuer-Dealer Regulation

In order to conduct its Regulation A offerings of bonds, Worthy Property Bonds 2, Inc. has registered, and is subject to qualification, as an issuer-dealer or agent/salesperson of an issuer-dealer in the states of Texas, Arizona, North Dakota and Washington. Texas regulations require that issuer-dealers be solvent. The states may deny an issuer or agent/salesperson registration if they find a net capital deficiency or that the issuer is not solvent, in the case of Texas. At the date of this Offering Circular neither WPB or WPB2 have been denied registration but are still pending qualification in Texas.

Intellectual Property

Upon the closing of the Acquisition, the Company will hold two registered trademarks, Worthy™, and I am Worthy™.

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Legal Proceedings

From time to time, the Company may be a defendant in pending or threatened legal proceeding arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

Employees

At the date of this Offering Circular, we have no full-time employees or independent contractors.

DESCRIPTION OF PROPERTIES

At the date of this Offering Circular, the Company does not own real property and currently leases our offices in Alpharetta, Georgia.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to those statements that are included elsewhere in this offering circular. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this offering circular. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements. Our future operating results, however, are impossible to predict and no guaranty or warranty is to be inferred from those forward-looking statements.

Formation

We were incorporated under the laws of the State of Georgia on July 11, 2023. The Company has authorized 10,000,000 shares of its common stock, at a par value of $0.0001 per share. Through that certain Stock Purchase Agreement by and between the Company and WFI, the Company intends to acquire 100% of the issued and outstanding shares of the Worthy Companies, and thereby 100% of the issued and outstanding shares of their subsidiaries the Worthy Lending Entities. The Company formed WWR as a wholly owned subsidiary on March 4, 2024.

The WPB Companies are engaged in the business of real estate finance. Both WPB and WPB2 offer real estate bonds directly through the Worthy websites and though the Worthy App under separate Regulation A, Tier 2 offerings.

As a result of the acquisition of the WPB Companies, the Company will own a fintech platform and the Worthy App that allows its users to digitally purchase our subsidiaries Worthy Bonds. Purchases can be made in several ways including by rounding up the users’ debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars to purchase Common Shares from the Company or Worthy Bonds from the WPB Companies. The Company will further also own its proprietary website, the Worthy Fintech Platform, allowing direct purchases of Worthy Bonds.

Upon the closing of the Acquisition, through the WPB Companies’ respective lending subsidiaries, WWR, and additional to be formed subsidiaries, the Company intends to make first mortgage real estate loans primarily to small developer borrowers and to acquire ownership interests in real estate.

The WPB Companies’ revenues are primarily derived from interest on their loans and mortgage loans receivable, as well as other income from cash and investments which includes interest and dividend income. Interest income represents interest earned on investments and cash on deposit. For term loans, subsidiaries recognize interest income over the terms of the underlying loans.

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Upon the closing of the Acquisition, our business will be primarily conducted through our operating subsidiaries, WPB and WPB2, and their subsidiaries, Worthy Lending V and Worthy Lending VI, respectively. Under our subsidiaries’ business models, we intend to generate revenue in multiple ways, through:

●	interest generated from each loan that we make;
●	distributions from real estate investments; and
●	fees from ancillary services that we may introduce to our Worthy members.

The Company will not receive any material amount of the WPB Companies’ revenues. The majority of all revenues received by the WPB Companies are expected to be retained by each WPB Company to fund their respective operations. Any monthly license fees that will be payable by the WPB Companies to the Company will not appear as revenues on the Company’s consolidated financial statements as they are eliminated in consolidation. The WPB Companies will not pay dividends to the Company, nor do we anticipate that they will pay dividends for the foreseeable future.

Plan of Operations

We are a newly organized company and since inception have worked on organizational and development matters. On December 11, 2023, we entered into the Securities Purchase Agreement pursuant to which we intend to acquire WPB and WPB2 and their wholly owned subsidiaries the Worthy Lending entities. We have not generated any revenues and we are dependent on the proceeds from this Offering to provide funds to close the Acquisition and to implement our business model.

General

For the twelve months following the commencement of the offering, we will seek to sell our Common Shares and to use the proceeds thereof to fund the Acquisition as well as to invest in real estate loans and other permissible activities in accordance with our business model.

In order to close the Acquisition we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding.

We believe the proceeds from our sales of our Common Shares will allow us to operate for at least twelve months. However, the extent of our operations will be less depending on the amount of proceeds received and the results of operations of our operating subsidiary.

Upon the closing of the Acquisition, we plan to start acquiring mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests), real estate-type interests, and assets unrelated to real estate in accordance with our business model through the efforts of the principals of the Company and through a network of referral sources including mortgage brokers, professional and business advisers, commercial banks and Chambers of Commerce and other business and trade organizations. The Company currently does not have any contracts with third parties related to the services it intends to provide.

Specific Plan of Operations and Milestones

Our plan of operations over the next 12-month period is as follows, assuming the net proceeds from the sale of 26.6%, 53.2%, 79.8%, or 100% (Maximum Offering Amount) of the Common Shares being offered in the offering:

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding of the Purchase Price of the Acquisition	$9,000,000	$18,000,000	$27,000,000	$30,000,000
Working Capital and General Corporate Purposes	$1,000,000	$2,000,000	$3,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,740,000

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In the event, however, we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act, as follows:

	26.6%	53.2%	79.8%	100%
Gross Proceeds	$10,638,298	$21,276,596	$31,914,894	$40,000,000
Offering Expenses (Underwriting discounts and commissions to placement agents and/or broker-dealers)	$638,298	$1,276,596	$1,194,894	$2,200,000

Net Proceeds	$10,000,000	$20,000,000	$30,000,000	$37,800,000

Our intended use of the net proceeds is as follows:
Funding the operations of the Company’s current, and to be formed, wholly owned subsidiaries	$9,000,000	$17,000,000	$24,000,000	$30,000,000
Working Capital and General Corporate Purposes	$1,000,000	$3,000,000	$6,000,000	$7,800,000
Total Use of Proceeds	$10,000,0000	$20,000,000	$30,000,000	$37,800,000

During the next 12 months, we intend to, among other things, have the 1-A declared qualified and start receiving net proceeds from this offering, pay the expenses of this offering with the net proceeds of this offering, and engage in the following business activities:

Acquisition of Mortgages and Other Liens on and Interests in Real Estate (Qualified Interests)

Upon the closing of the Acquisition, we plan, through the WPB Companies, to acquire mortgages from real estate borrowers and other liens on and interests in real estate (Qualified Interests). The expense of doing so will range from $1,000,000 to $1,500,000, depending upon the success of the WPB Companies’ offerings. It is anticipated that these loans will be principally to (i) developers for the purpose of purchase and redevelopment of commercial and residential properties for resale, leasing, or other business use, (ii) commercial real estate buyers who do not qualify for traditional bank or government sponsored mortgage programs, and (iii) affordable housing and real estate related to sustainable energy projects. In addition, the Company may, but has not yet committed to, invest in the following Qualified Interests: interests in whole pool mortgage-backed securities (MBS) and debt obligations secured by a pool of whole mortgage loans.

Acquisition of Real Estate-Type Interests

Upon the closing of the Acquisition, we also intend, through the WPB Companies, to acquire real estate-type interests, and the expense of doing so will range from $200,000 to $400,000 depending upon the success of the WPB Companies’ offerings. The kinds of real-estate type interests that we intend to acquire include direct holdings of 1 to 2 year term first and second position mortgages in which less than 100%, but at least 55%, of the fair market value of the loan is secured by real property. It is anticipated that these loans will principally be made to the same categories of businesses and individuals as described under Qualified Interests above.

Acquisition of Assets Unrelated to Real Estate

Upon the closing of the Acquisition, we also, through the WPB Companies, intend to acquire assets unrelated to real estate, and the expense of doing so will range from $200,000 to $400,000, depending upon the success of the WPB Companies’ offerings. The kinds of assets unrelated to real estate that we intend to acquire include cash and cash equivalents, fixed income and equity securities in publicly traded or private entities, as well as debt and equity investments in operating companies involved in businesses other than real estate.

In the event we fail to raise sufficient funds to close the Acquisition, through this Offering or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act.

Liquidity and capital resources

General

At June 30, 2024, we had total shareholders’ equity of approximately $58,000 as compared to zero shareholders’ equity at inception. Our total assets increased substantially at June 30, 2024 as compared to inception, which principally reflects approximately $90,023 in cash on hand from the sale of Common Shares since inception of approximately $223,000. Our total liabilities also increased substantially since inception, which is principally related to the liabilities of approximately $32,000 associated with professional fees.

To date, the working capital deficit has been funded by capital infusions to the Company through funds raised in equity financings. One of the primary uses of proceeds of this Offering is to fund the closing of the Acquisition.

Net cash used in operating activities from inception to June 30, 2024 was approximately $133,000. Cash was used primarily to fund our losses.

We plan to finance our operations going forward from the proceeds of monthly license fees payable by each of our wholly-owned subsidiaries. In addition, we anticipate generating revenue directly from online educational programs to be introduced through our Education Division and marketing products and services of other providers and brands to the community of Worthy users. We also anticipate the receipt of equity capital from the proceeds of this offering. With respect to the offering, of the first $33,000,000 raised in the offering, 10% will be utilized by us for general working capital purposes (including, the funding of our subsidiaries, and, potentially, the formation of additional subsidiaries), and 90% will be utilized to fund the acquisition of the Target Companies under the SPA, with all additional proceeds raised in the offering to be utilized by us for general working capital purposes.

The Acquisition

In order to close the Acquisition, as described herein, we will need at least $10,000,000. Pursuant to Amendment No. 2 to Stock Purchase Agreement, filed as an exhibit hereto, if the Acquisition isn’t closed by September 30, 2025, either party to the Acquisition can unilaterally terminate the Acquisition. We intend to use much of the proceeds of this Offering to supply the funds needed to close the Acquisition, though there is no minimum amount that needs to raised in the Offering. If the proceeds of this Offering are insufficient to close the Acquisition, we will attempt to close the Acquisition with additional funds from other sources, subject to availability, including, but not limited to debt facilities and private placements of Company securities in compliance with applicable exemptions from registration and integration rules. Notwithstanding the foregoing, there can be no guaranty that we will be able to raise such additional funding. As of January 27, 2025, we do not have current assets that could be made available towards the $10,000,000 needed to close the Acquisition.

In the event we fail to close the Acquisition, through either a failure to raise sufficient funds through this Offering, or otherwise, our intent is to use the proceeds from the Offering for other corporate purposes, including, but not limited to, organizing additional wholly owned subsidiaries of the Company to engage in business activities similar to those of WPB and WPB2, to further develop the Company’s technology capabilities, to fund and market our Worthy Education and Worthy Thrive projects, and for real estate investments under applicable exemptions from the Investment Company Act.

Going Concern

The Company is dependent upon proceeds from sales of Common Shares for working capital, and has incurred operating losses since inception. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Throughout the next 12 months, the Company intends to fund its operations, including the closing of the Acquisition, with funding from sales of Common Shares, including the net proceeds of this Offering, as well as, upon the closing of the Acquisition, net profits generated from our subsidiaries’ loan portfolio. If the Company cannot raise any additional short-term capital, the Company may consume all of its cash reserved for operations and not be able to close the Acquisition. There are no assurances that management will be able to raise capital on terms acceptable to the Company. If the Company is unable to obtain sufficient amounts of additional capital, it may be required to reduce the scope of the Company’s planned development, which could harm its business, financial condition and operating results. The balance sheet does not include any adjustment that may result from these uncertainties.

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Contingent Liabilities

We may be subject to lawsuits, investigations and claims (some of which may involve substantial dollar amounts) that can arise out of our normal business operations. We would continually assess the likelihood of any adverse judgments or outcomes to our contingencies, as well as potential amounts or ranges of probable losses, and recognize a liability, if any, for these contingencies based on a thorough analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Because most contingencies are resolved over long periods of time, liabilities may change in the future due to new developments (including new discovery of facts, changes in legislation and outcomes of similar cases through the judicial system), changes in assumptions or changes in our settlement strategy. There were no contingent liabilities as of September 30, 2023.

Indebtedness

The Company has no indebtedness other than legal and auditing fees associated with this Offering.

Significant Accounting Policies

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or “GAAP.” The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. In accordance with GAAP, we base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Our significant accounting policies are fully described in Note 3 to our financial statements appearing elsewhere in this offering circular, and we believe those accounting policies are critical to the process of making significant judgments and estimates in the preparation of our financial statements.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following table provides information on our current executive officers and directors:

Name	Age	Positions
Sally Outlaw	61	President, Chief Executive Officer, and Director
Alan Jacobs	82	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Director
James Eichmann	58	Chief Technology Officer
Jungkun Centofanti	56	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Christopher Carter	62	Director
John Crittenden	57	Director

Sally Outlaw is a life-long entrepreneur who is passionate about opening up economic opportunity for all. She serves as our President, Chief Executive Officer and as a member of our Board of Directors. Since 2016, she has also served as Chief Executive Officer of Worthy Financial, Inc. and its wholly owned subsidiaries. Ms. Outlaw is primarily responsible for long-term strategy, product development, and implementing the company vision. From October 2010 to December 2015, she was the president of Peerbackers, LLC, which engaged in all aspects of crowd funding and provided services to help clients navigate the world of crowd finance including the capital and investment opportunities offered through the JOBS ACT. Ms. Outlaw was also president and CEO of Peerbackers Advisory LLC, an inactive SEC-registered investment advisor, prior to its voluntary dissolution on January 16, 2021. Ms. Outlaw is also a licensed real estate broker. Ms. Outlaw received her B.A. in Communications and Media Studies from the University of Minnesota in 1984. Ms. Outlaw brings extensive knowledge and experience in the FinTech industry which we believe will be of great value to the Company.

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Alan Jacobs has more than 50 years of experience as a corporate and securities attorney, investment banker, business and financial advisor and entrepreneur/senior executive of both private and public companies. He serves as our Executive Vice President, Chief Operating Officer, Chief Financial Officer and as a member of our Board of Directors. Since 2016, he has also served as Executive Vice President, Chief Operating Officer, and director of Worthy Financial, Inc. and its wholly owned subsidiaries. Prior to joining the Worthy companies, he had been engaged as a business consultant for various early-stage companies. From 2016 to 2018, Mr. Jacobs was the Founder and President of CorpFin Management Group where he was focused on business development, strategic planning, and corporate development. From September 2014 to December 2015, Mr. Jacobs was associated with ViewTrade Securities, a FINRA registered broker-dealer where he was focused on advisory and corporate services. Prior to that time and for more than 30 years, Mr. Jacobs was associated with several FINRA registered broker-dealers including Ladenburg Thalman, Josephthal & Company, and Capital Growth Securities. Mr. Jacobs received his bachelor’s degree from Franklin and Marshall College in 1963 and a law degree from Columbia University in 1966.

James (“Jim”) Eichmann serves as our Chief Technology Officer and is responsible for all aspects of product development, IT, and security. He has also served as Chief Technology Officer of Worthy Financial, Inc. Prior to joining Worthy, he was with a FinTech company, Billtrust, for 18 years where he held positions as CTO, Chief Data Officer and oversaw revenue-generating product lines. At Billtrust, he helped grow the billing and payments company to over 500 employees and $100 million in revenue while managing a team of 150 engineers across multiple product lines. He also built the security and compliance teams to focus on payment industry and ACH audits and requirements. Prior to Billtrust, Jim held a position as Executive VP of Research and Development at PayTrust, managing a 24 x 7 data center operation and a $20 million budget. Jim is a New Jersey CIO of the Year honoree and technology speaker at multiple New Jersey conferences. He has published articles addressing digital transformation and is a former board member for several technology organizations.

Jungkun (“Jang”) Centofanti serves as our Senior Vice President, Chief Administrative Officer, and Corporate Secretary. Since August 2018 she has also served as an officer of Worthy Financial, Inc. and its subsidiaries. Ms. Centofanti has more than 30 years of operational and management experience, which we believe will be of great value to our Company. From September 2016 to July 2018, she was Senior Vice President of CorpFin Management Group, a South Florida-based business development and strategic planning company where she handled all aspects of administration and marketing. Prior to joining CorpFin Management Group, from 2011 to June 2015 she was Administrative and Customer Service Manager for DU20 Holistic Oasis, and from 2004 until 2010 she was Preschool Director for Hazel Crawford School, both South Florida-based companies. Ms. Centofanti received an Associate of Science in Fashion Marketing and Business from the Art Institute of Fort Lauderdale in 1989.

Christopher Carter serves as a member of our Board of Directors. Mr. Carter is Principal of Chris Carter Consulting, a boutique consulting firm that provides Venture Development, Strategic Business Advisory and Interim Management Services to corporations and VC backed enterprises. He also serves as an Entrepreneur in Residence for the University of Florida’s Innovation Venture Capital Fund and has served in executive positions leading Strategic Ventures and Investments, Corporate Development, and Financial Management teams for divisions of Fortune 500 corporations in the Telecommunications, Cable Television and Consumer Electronics industries. Mr. Carter received his Master’s in Business Administration degree from Loyola University in Maryland.

John Crittenden serves as a member of our Board of Directors. Mr. Crittenden is an entrepreneur with broad experience across asset management, sales and marketing, consumer financial brands, and digital wealth management platforms. He is Founder and Director of Strategy and Partnerships of Mondigi, a platform making it easy to search for, learn about, and select the right digital financial services and tools for consumers. Prior to founding Mondigi, he was one of the earliest executives as Director of Institutional Services at Acorns, one of the first and most successful robo-advisor platforms focused on wealth management, where he also served as Chair of the Investment Policy Committee. He is a Chartered Alternative Investment Analyst (CAIA) and has a Certificate in Wealth Management from NYIF.

The term of office of each director is until the next annual election of directors and until a successor is elected and qualified or until the director’s earlier death, resignation, or removal. Officers are appointed by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any of the executive officers and directors.

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Involvement in Certain Legal Proceedings

No executive officer, member of the board of directors or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The Company’s fiscal year ends on June 30th of each year. The Company was not organized until July 11, 203, and thus has not completed a fiscal year. As of the date of this filing, the Company has not compensated it’s executive officers or directors. Upon the closing of the Acquisition, the Company will negotiate an appropriate compensation package for each executive officer and director.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SHAREHOLDERS

The following table sets out, as of January 27, 2025, the voting securities of the Company that are beneficially owned by the executive officers and directors, and other persons holding more than 10% of any class of the Company’s voting securities, or having the right to acquire those securities.

Name and Address of Beneficial Owner(1)	Title of Class of Stock	Amount	Nature of Beneficial Ownership	Percentage of Class
Sally Outlaw	Common Stock	1,803,000 shares	Direct	58.0%
Alan Jacobs	Common Stock	1,006,000 shares	Direct	32.0%
Jungkun “Jang” Centofanti	Common Stock	202,500 shares	Direct	7.0%
James Eichman	Common Stock	12,500 shares	Direct	*
Christopher Carter	Common Stock	12,500 shares	Direct	*
All WVI officers and directors as a group (seven persons)	Common Stock	3,036,500 shares	N/A	97.0%

(1) The business address for the shareholders listed is One Boca Commerce Center, 551 NW 77th Street, Suite 212, Boca Raton, FL 33487.

* Less than 1%.

Stock Option Plan

On February 26, 2024, the Company adopted, by Unanimous Written Consent of the Board of Directors, the Worthy Wealth, Inc. 2024 Key Employee and Advisors Stock Option Plan (the “Stock Option Plan”). The Board of Directors further approved the grant of Options to purchase a total of 120,000 Common Shares to seven employees, exercisable at $5.00 per share, which shall vest 50% after one year and 50% after two years from the date of the grant.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We are subject to a number of conflicts of interest and related party transactions arising out of our relationship with WFI and the Target Companies, and the Acquisition, including the following:

•	Our Company has several officers and directors who are also officers and directors of WFI and the Target Company, as follows, and, accordingly, such persons have fiduciary obligations to other entities as well as to the Company:

Name of Person	Company Positions	WFI Positions	WPB Positions	WPB2 Positions
Sally Outlaw	President, Chief Executive Officer, and Director	President, Chief Executive Officer and Director	Director	Director
Alan Jacobs	Executive Vice President, Chief Operating Officer, Chief Financial Officer, and Director	Executive Vice President, Chief Operating Officer and Director	Treasurer, Chief Financial Officer, Secretary and Director	Treasurer, Chief Financial Officer, Secretary and Director
James Eichmann	Chief Technology Officer	Chief Technology Officer	None	None
Jungkun Centofanti	Senior Vice President, Chief Administrative Officer and Corporate Secretary	Senior Vice President, Chief Administrative Officer and Corporate Secretary	None	None

●	The Company has independent directors on its Board of Directors, as does WFI on its Board of Directors, none of which have positions at the other company;

●	In addition to being officers and directors of both companies, Ms. Outlaw and Mr. Jacobs are each shareholders of both the Company and WFI, although neither has, nor will have, 50% or more stock ownership in both entities;

●	The terms of the Management Services Agreement with WWM, to be executed upon the initial closing of this offering and the closing of the Acquisition, will not be negotiated on an arms-length basis and the amounts to be reimbursed thereunder will be equal to the costs incurred by WWM in paying for the staff and office expenses for the Company under the Management Services Agreement, will be determined by certain of our executive officers and directors who are also executive officers and directors of WWM; and

●	Upon the closing of the Acquisition, the Company and WFI will enter into the following agreements: (i) Domaine Name Assignment pursuant to which WFI assigns and transfers to the Company all of WFI’s right, title and interest in and to certain domain names set forth therein; (ii) FinTech Assignment Agreement pursuant to which WFI assigns and transfers to Buyer WFI’s FinTech Platform, and all underlying technology, and (iii) FinTech License Agreement pursuant to which the Company licenses the Worthy Fintech Platform to WFI for use with respect to WFI’s remaining subsidiaries.

There are no assurances that any conflicts which may arise will be resolved in our favor.

The material terms of the foregoing agreements, to be executed at the closing of the Acquisition, are as set forth below:

●	FinTech Assignment Agreement - the FinTech Assignment Agreement, contains the following terms and conditions:

○	Prior to the closing of the Acquisition, WFI has been the owner of a proprietary software platform to facilitate the purchase of securities and allow investors to view information about their investment accounts (the “Worthy Platform”).
○	Pursuant to the Fintech Assignment Agreement, WFI will assign to the Company, all of WFI’s right, title, and interest in and to the Worthy Platform.
○	The consideration payable by the Company to WFI with respect to the agreement is the purchase consideration payable in the Acquisition.

●	FinTech License Agreement – the FinTech License Agreement contains the following terms and conditions:

○	The Company will have acquired, in connection with the closing of the Acquisition, from WFI the Worthy Platform.
○	In order to enable WFI to continue to use the Worthy Platform with its customers, the Company will license the Worthy Platform back to WFI.
○	The license will be a non-exclusive, royalty-free license to use the Worthy Platform.
○	The Company shall provide ongoing support and maintenance services to ensure that the Worthy Platform performs as intended.

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●	Management Services Agreement with WWM – the Management Services Agreement contains the following terms and conditions:

○	Upon the initial closing of the Acquisition, this agreement will enable a cost-sharing effort to more efficiently utilize personnel throughout the Company and its subsidiaries. As a result, our executive officers and the other personnel which provide services to us will all be employed by WWM.
○	The terms of the Management Services Agreement will provide for WWM to provide to the Company certain management services, personnel and office facilities, including all equipment and supplies that are reasonable, necessary or useful for the day-to-day operations of the business of the Company, subject to such written direction provided by the Company to WWM.
○	The terms of the Management Services Agreement will provide that the Company agrees to reimburse WWM for the costs incurred by WWM in paying for the staff and office expenses for the Company under the Management Services Agreement. There is no interest rate or maturity associated with the obligations to reimburse WWM under the Management Services Agreement.
○	The reimbursement amount under the Management Services Agreement, will be equal to the costs incurred by WWM in paying for the staff and office expenses under the Management Services Agreement for the Company and will consist of both a to-be-determined portion of the annual salaries and employee benefits of our executive officers and the other personnel employed by WWM based upon the amount of time they devote to the Company, as well as a pro-rata allocation of office expenses. We have not yet determined the amount of this monthly reimbursement.
○	The initial term of the Management Services Agreement will be three years and will automatically renew for successive one year terms. The Management Services Agreement will be terminable at any time upon 30 days’ prior written notice from one party to the other.

SECURITIES BEING OFFERED

General

The Company is offering up to 4,000,000 shares of common stock (the “Common Shares”).

The following description summarizes the most important terms of the Common Shares. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Company’s articles of incorporation (the “Articles”) and bylaws (the “Bylaws”), copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of the Company’s Common Shares, you should refer to the Articles, the Bylaws and the applicable provisions of Georgia law.

Capital Stock

At the date of this Offering Circular, the Company’s authorized capital stock consists of 10,000,000 shares of Common Stock, $0.0001 par value per share.

At the date of this Offering Circular, the only securities of the Company issued and outstanding are 3,121,500 Common Shares.

Common Stock

Voting rights

The holders of shares of our Common Shares are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders.

Dividend rights

Subject to preferences that may be granted to any then outstanding shares of preferred stock, holder of Common Shares are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefore, as well as any distribution to the shareholders. The payment of dividends on our Common Shares will be a business decision to be made by our Board of Directors from time to time based upon the results of our operations, our financial condition and any other factors that our Board of Directors considers relevant. Payment of dividends on our Common Shares may be restricted by law and by loan agreements, indentures and other transactions entered into by us from time to time. We have never paid a dividend on our Common Shares and we do not intend to pay dividends in the foreseeable future, which means that holders of Common Shares may not receive any return on their investment from dividends.

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Rights to Receive Liquidation Distributions

In the event of our liquidation, dissolution, or winding up, holders of our Common Shares are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. The rights, preferences and privileges of the holders of our Common Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock and any additional classes of preferred stock that we may designate in the future.

Rights and Preferences

Holders of the Common Shares have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Common Shares.

What It Means to be a Minority Holder

A minority stockholder of shares of our Common Shares has a limited ability, if at all, to influence our policies and any other corporate matter, including the election of directors, changes to our corporate governance documents, additional issuances of securities, company repurchases of securities, a sale of the Company or the assets of the Company, or transactions with related parties.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to our Articles of Incorporation, to the fullest extent permitted by the Georgia Business Corporation Code (the “GA Code”), the Company shall indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit or proceeding by reason of the fact that such person (i) is or was a director of the Company; (ii) is or was serving at the request of the Company as a director of another corporation, provided that such person is or was at the time a director of the Company or (ii) is or was serving at the request of the Company as an officer of another corporation, provided that such person is or was at the time a director of the Company or a director of such other corporation, serving at the request of the Company. Unless otherwise expressly prohibited by the GA Code, and except as otherwise provided in the previous sentence, the Board of Directors of the Company shall have the sole and exclusive discretion, on such terms and conditions as it shall determine, to indemnify, or advance expenses to, any person made, or threatened to be made, a party to any action, suit, or proceeding by reason of the fact such person is or was an officer, employee or agent of the Company as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Our Bylaws provide the Company with the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Further, our Bylaws provide the Company with the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

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Further, our Bylaws provide that to the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any proceeding referred to above or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

Further, our Bylaws provide that any indemnification provided by the Company, unless pursuant to a determination by a court, shall be made by the Company only as authorized in the specific case upon determination that such indemnification is proper, to be made by the Board of Directors of the Company, by independent legal counsel or by shareholder vote.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PLAN OF DISTRIBUTION

Plan of Distribution

Up to 4,000,000 of our Common Shares are being offered pursuant to this Offering Circular. Prospective investors will be referred to Worthy Website at www.worthyshares.com, and click the “Invest” button at the top of the home page to review this Offering Circular and the subscription agreement. The BOR will have access to the subscription information provided by prospective investors, will serve as broker of record for this Offering, and will provide processing and compliance services. This Offering Circular will be furnished to prospective investors before or at the time of all written offers and will be available for viewing on our website, as well as on the SEC’s website at www.sec.gov.

The sale of the Common Shares is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. For the services to be provided by the BOR please see “Plan of Distribution – Broker”. The BOR is registered in each of the United States. It is anticipated that Common Shares will be offered and sold in each state, in Puerto Rico and in the District of Columbia.

With respect to the Common Shares:

● The Company is the entity which issues the Common Shares;

● The BOR, which is a registered broker-dealer, acts as the broker of record with respect to the offering. The BOR will provide processing and compliance services in connection with the offering.

Set forth below is the procedure for subscribing to purchase Common Shares:

Commissions and Discounts

See “Broker” and “Fees and Expenses” below.

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Subscription Procedures

After the Offering Statement has been qualified by the SEC, the Company will accept tenders of funds to purchase the Common Shares. The Company may hold closings on investments on a “rolling” basis (so not all investors will receive their shares on the same date). Investors may subscribe by tendering funds via wire, debit or credit card, or ACH only, checks will not be accepted. Tendered funds will be promptly be made available to the Company for its use.

The minimum investment in this offering is $500.00, or 50 Common Shares.

Investors will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation by the investor to the effect that, if the investor is not an “accredited investor” as defined under securities law, the investor is investing an amount that does not exceed the greater of 10% of his or her annual income or 10% of your net worth (excluding the investor’s principal residence).

Provisions of Note in the Subscription Agreement

Jury Trial Waiver

The subscription agreement provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the agreement, including any claim under federal securities laws. By signing the subscription agreement an investor will warrant that the investor has reviewed this waiver with the investor’s legal counsel, and knowingly and voluntarily waives his or her jury trial rights following consultation with the investor’s legal counsel. If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable given the facts and circumstances of that case in accordance with applicable caselaw. In addition, by agreeing to the provision, subscribers will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations promulgated thereunder.

Forum Selection Provision

The subscription agreement that investors will execute in connection with the offering includes a forum selection provision that requires any claims against the Company based on the agreement to be brought in a state or federal court of competent jurisdiction in the State of Georgia, for the purpose of any suit, action or other proceeding arising out of or based upon the agreement. The forum selection provision will not be applicable to lawsuits arising from the federal securities laws. Although we believe the provision benefits us by providing increased consistency in the application of Georgia law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

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Fees and Expenses

The Company expects that the amount of expenses of the offering will be approximately $2,260,000, including professional and compliance fees and other costs of the offering, as further set forth below.

Broker

Pursuant to a broker-dealer agreement, dated December 1, 2023, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for this offering.

The BOR performs the following processing and compliance services in connection with the sale of the Common Shares as a broker-of-record:

1.	Review and process investor information, including Know Your Customer (KYC) data and performing anti-money laundering (AML) and other compliance background checks, using the BOR’s and/or third-party vendor resources, and provide a recommendation to the Company as to whether or not to accept each prospective investor.
2.	Review each investor’s subscription agreement to confirm it is complete and such investor’s participation in the offering, and notify the Company of its findings.
3.	Contact the Company and/or the Company’s agents, if needed, to gather additional information or clarification from prospective investors;
4.	Keep investor information and data confidential and not disclose it to any third-party except as required by regulators, by law or in performance of the Brokerage Agreement (e.g., as needed for AML and background checks); and
5.	Coordinate with third-party providers to ensure adequate review and compliance.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final closing of this offering, or (ii) the last date under which Common Shares are permitted by applicable Commission rules to be offered and sold by the Company under this offering statement (of which this offering circular forms a part). A copy of the Brokerage Agreement is attached as Exhibit 1.1 to the offering statement of which this offering circular forms a part.

The Company has agreed to pay the BOR an amount equal to one percent (1.0%) of the gross proceeds up to a maximum of $40,000,000 of gross proceeds, for a maximum of $400,000 from aggregate sales. In addition to paying the 1% commission on aggregate sales the Issuer may pay Texture five percent (5%) of the gross proceeds from the sale of the first $30,000,000 in Shares resulting from the direct selling efforts of Texture not to exceed $1,500,000, and three percent (3%) on the next $10,000,000 in Shares resulting from the direct selling efforts of Texture not to exceed $300,000. The maximum total sales compensation payable to Texture in connection with this offering is $2,200,000, which does not include a one-time consulting fee of $5,000 payable by the Company to Texture. The Consulting Fee will cover expenses anticipated to be incurred by the firm such as due diligence expenses, working with the Company’s counsel in providing information to the extent necessary, and any other services necessary and required prior to the approval of the Offering. To the extent any such expenses are not actually incurred, the balance of this one-time fee will be reimbursed to the Company, pursuant to FINRA Rule 5110(g)(4)(A).

Minimum and Maximum Investment Amount

The minimum investment amount per subscriber in this offering is $500. There is no maximum investment amount per subscriber in this offering.

No Escrow

This offering is being conducted on a “best-efforts” basis. All proceeds of sales in this offering will be immediately available to the Company to use for the purposes set forth herein.

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State Law Exemption and Offerings to “Qualified Purchasers”

Our Common Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, which we refer to as the “Securities Act.”). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Common Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when the Common Shares are listed on a national securities exchange. “Qualified purchasers” include:

●	“accredited investors” under Rule 501(a) of Regulation D of the Securities Act; and

●	all other investors so long as their investment in Common Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

Investment Amount Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, you are encouraged to refer to www.investor.gov.

As a Tier 2, Regulation A offering, investors must comply with the 10% limitation to investment in the Offering. The only investor in this Offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse or spousal equivalent in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse or spousal equivalent, exceeds $1,000,000 at the time you purchase the Common Shares (please see below on how to calculate your net worth);

(iii)	You are a director, executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, a corporation, a Massachusetts or similar business trust or a partnership or limited liability company, not formed for the specific purpose of acquiring the Common Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an investment advisor registered pursuant to the Investment Advisers Act of 1940 or registered pursuant to the laws of a state, an investment advisor relying on the exemption of registering with the SEC under the Investment Advisers Act of 1940, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, or a Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act, or a private business development company as defined in the Investment Advisers Act of 1940;

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(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Common Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Common Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(ix)	You are an entity, of a type not listed in the above paragraphs iv, v, vi, vii, or viii, not formed for the specific purpose of acquiring the Common Shares, owning investments in excess of $5,000,000;

(x)	You are a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status;

(xi)	You are a “family office,” as defined by the Investment Advisers Act of 1940, with assets under management in excess of $5,000,000, and is not formed for the specific purpose of acquiring the Worthy Property 2 Bonds, and your prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

(xii)	You are a “family client,” as defined under the Investment Advisers Act of 1940, of a family office meeting the requirements in the above paragraph xi, and your prospective investment in the issuer is directed by such family office pursuant to the above paragraph xi.

For the purposes of calculating your Net Worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Common Shares.

In order to purchase Common Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to our satisfaction, that he or she is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

Offering Period and Expiration Date

The termination of the offering will occur on the earlier of (i) the date that we receive subscriptions for all Common Shares offered hereby, or (ii) an earlier date determined by the Company in its sole discretion. We reserve the right to terminate this offering for any reason at any time.

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APPOINTMENT OF AUDITOR

On November 2, 2023, we engaged Assurance Dimensions (“Assurance”), as our independent registered public accounting firm. Assurance audited our consolidated financial statements for the period from July 11, 2023 (inception) through June 30, 2024, which have been included in this offering circular. From the date of inception through the date of this offering circular, there have been no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Assurance on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Assurance’s satisfaction, would have caused Assurance to make reference to the matter in their reports. From the date of inception through the date of this offering circular there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

LEGAL MATTERS

The validity of the securities offered by this offering circular will be passed upon for us by Dickinson Wright PLLC, 350 East Las Olas Boulevard, Suite 1750, Fort Lauderdale, Florida 33301.

EXPERTS

Our balance sheet as of June 30, 2024 and the related statements of operations, shareholder’s deficit and cash flows for the period from July 11, 2023 (inception) through June 30, 2024 included in this offering circular have been audited by Assurance Dimensions, LLC, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Regulation A offering statement on Form 1-A with the SEC under the Securities Act with respect to the Common Shares to be sold in this Offering. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement and exhibits and schedules to the Offering Statement. For further information with respect to our Company and the Common Shares to be sold in this Offering, reference is made to the Offering Statement, including the exhibits and schedules to the Offering Statement. Statements contained in this Offering Circular as to the contents of any contract is an exhibit to the Offering Statement, each statement is qualified in all respects by the exhibit to which the reference relates. The Offering Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Offering Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

This Offering Circular is also available on the Worthy Website at www.worthyshares.com. After the completion of this Offering, you may access these materials, all of which have been filed with the SEC, at the foregoing website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on the website is not a part of this Offering Circular and the inclusion of the website address in this offering circular is an inactive textual reference only.

Reporting Requirements under Tier 2 of Regulation A. Following this Tier 2, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the SEC’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

We will make annual filings on Form 1-K, which will be due by the end of October each year and will include audited financial statements for the previous fiscal year. We will make semi-annual filings on Form 1-SA, which will be due within 90 days after each December 31st, which will include unaudited financial statements for the six months ending December. We will also file a Form 1-U to announce important events such as the loss of a senior officer, a change in auditors or certain types of capital-raising. We will be required to keep making these reports unless we file a Form 1-Z to exit the reporting system, which we will only be able to do if we have less than 300 shareholders of record and have filed at least one Form 1-K.

We may supplement the information in this offering circular by filing a supplement with the SEC. You should read all the available information before investing.

52

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED AUDITED AND UNADITED FINANCIAL STATEMENTS

F-1

F-2

F-3

Worthy Wealth, Inc.

Consolidated Balance Sheet

June 30, 2024

ASSETS

Assets
Cash	$90,023
TOTAL ASSETS	$90,023

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Accounts Payable	$32,372
Total Liabilities	32,372

Commitments and Contingencies (Note 6)

Shareholders’ Equity
Common Stock, par value $0.0001, 10,000,000 shares authorized, and 3,111,500 shares issued and outstanding	311
Additional Paid-In Capital	261,249
Accumulated deficit	(203,909)
Total Shareholders’ Equity	57,651

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$90,023

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Worthy Wealth, Inc.

Consolidated Statement of Operations

For the Period from July 11, 2023 (Inception) through June 30, 2024

Operating Revenue	$-

Cost of Revenue	-

Gross profit (loss)	-

Operating expenses
General and administrative expenses	253,909
Total operating expenses	253,909

Other income	50,000

Net Loss	$(203,909)

Net loss per common share - basic and diluted	$(0.07)
Weighted average number of shares outstanding - basic and diluted	3,093,583

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Worthy Wealth, Inc.

Consolidated Statement of Changes in Shareholders’ Equity

For the Period from July 11, 2023 (Inception) through June 30, 2024

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Deficit	Total

Balance at July 11, 2023	-	$-	$-	$-	$-

Common shares issued for cash	111,500	11	222,989	-	223,000

Common shares issued at par value	3,000,000	300	-	-	300

Vesting of stock options	-	-	38,260	-	38,260

Net loss	-	-	-	(203,909)	(203,909)

Balance at June 30, 2024	3,111,500	$311	$261,249	$(203,909)	$57,651

The accompanying notes are an integral part of these consolidated financial statements.

F-6

Worthy Wealth, Inc.

Consolidated Statement of Cash Flows

For the Period from July 11, 2023 (Inception) through June 30, 2024

Cash flows from operating activities:
Net loss	$(203,909)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based compensation	38,260
Changes in working capital items:
Accounts payable	32,372

Cash used in operating activities	(133,277)

Cash flows from financing activities:
Common shares issued for cash	223,300

Cash provided by financing activities	223,300

Net change in cash	90,023

Cash at beginning of period	-

Cash at end of period	$90,023

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-7

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Wealth, Inc., a Georgia corporation, (the “Company,” “WWI”, “we,” or “us”) was founded in July of 2023. This early-stage company will, through wholly owned subsidiaries to be acquired or organized, primarily make real estate loans secured by mortgages or acquire equity interests in real estate. The Company intends to acquire a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Wealth Housing Bonds. The “users” may also use additional funds to purchase Worthy Wealth Housing Bonds. WW will own or have rights to the technology on the website. This technology is defined as the “Worthy Technology Platform.”

Worthy Wealth Realty, Inc., a Georgia corporation (“WWR”) and wholly owned subsidiary of the Company was founded in March of 2024. This early-stage company will primarily make real estate loans secured by mortgages or acquire equity interests in residential related real estate. We will offer our Worthy Wealth Housing Bonds in $10.00 increments on a continuous basis directly through the Worthy Wealth website via computer or the Worthy App, to fund our loans.

The Company’s year-end is June 30.

NOTE 2. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2024, the Company has not yet generated any revenue and has no operating history with a net loss of approximately $204,000. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2023, the Company began to incur operating expenses, however, the Company is filing a Form 1-A Regulation A Offering Statement which allows the Company to raise funds.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the financial statements include, but are not limited to, estimates of the valuation allowance on deferred tax assets.

F-8

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At times, such investments may be in excess of FDIC insurance limits. As of June 30, 2024, we were not in excess of the FDIC limits. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents. There were no cash equivalents on June 30, 2024.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and accounts payable. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

We will recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We will generate revenue primarily through interest earned.

We will also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which will all be included in other income (expense) in the statement of operations.

F-9

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

Allocation of expenses Incurred by Affiliate on Behalf of the Company

Costs incurred by our affiliate will be allocated to the Company for the purposes of preparing the financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net, income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity on June 30, 2024.

F-10

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

NOTE 5. INCOME TAXES

For the period ended June 30, 2024, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

The components of the net deferred tax assets for the period ended June 30, 2024, are as follows:

June 30, 2024
Net Operating Loss	$50,000
Less: Valuation allowance	(50,000)
Net deferred tax asset	$-

The net deferred tax assets have been fully offset by a valuation allowance on June 30, 2024. The increase in the valuation allowance was $50,000.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the period ended June 30, 2024, and the actual tax provisions for the period ended June 30, 2024.

June 30, 2024

Expected provision (benefit) at statutory rate	(21.0)%
State taxes	(3.6)%
Increase in valuation allowance	24.6%
Total provision (benefit) for income taxes	0.0%

On June 30, 2024, the Company had Federal net operating loss carry forwards of approximately $204,000. The net operating loss carry forward on June 30, 2024, can be carried forward indefinitely subject to annual usage limitations.

F-11

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

NOTE 6. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 7. EQUITY

The Company has authorized 10,000,000 shares of common stock. On July 11, 2023, the Company was founded with the sale of 3,000,000 shares of our $0.0001 per share par value common stock for $300, to our officers and directors. The company also sold 111,500 of common stock for cash for $2.00 per share to our officers and other investors between August 31, 2023 and September 11, 2023.

Stock Options

The 2024 Key Employee and Advisor Stock Option Plan allows for a maximum of 1,000,000 of shares of stock to be issued, subject to adjustment as set forth in the plan of a cumulative increase each January 1st through January 1, 2028 by a number of shares equal to the smaller of 3% of the number of shares issued and outstanding on the preceding December 31st, or an amount determined by the Board. As of June 30, 2024 880,000 shares of our common stock remaining available for future stock option grants.

A summary of the Company’s stock options as of and for the period ended June 30, 2024 are as follows:

	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life	Intrinsic Value

Outstanding at June 30, 2023	-	$-	$-	-	$-

For the period ended June 30, 2024:
Exercised	-	-	-		-
Forfeited	-	-	-		-
Granted	120,000	5.00	$1.91	9.67	-

Outstanding at June 30, 2024	120,000	$5.00	$1.91	9.67	$-

Outstanding and Exercisable at June 30, 2024	-	$-	$-	-	$-

F-12

WORTHY WEALTH, INC.

Notes to the Consolidated Financial Statements

For the Period from July 11, 2023 (Inception) through June 30, 2024

The following information applies to options outstanding at June 30, 2024:

Options Outstanding			Options Exercisable
Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Number Exercisable	Weighted Average Remaining Contractual Life
$5.00	120,000	9.67	-	-

At June 30, 2024 there was $191,300 of unrecognized compensation cost related to stock options, with expense expected to be recognized ratably over the next 2 years.

During the period ended June 30, 2024, the Company granted 120,000 stock options to employees.

The fair value of the options granted was estimated on the date of the grant using the Black-Scholes option-pricing model based on the following assumptions for the period ended June 30, 2024: expected volatility: 134%, based on comparative volatility, risk-free interest rates: 4.28%, expected life in years: 10, and assumed dividend yield: 0%.

The Company recorded stock based compensation of $38,260 at June 30, 2024.

NOTE 8. OTHER INCOME

The Company also received a contribution of $50,000 from a third party to assist the Company in funding its pre-operational organization expenses. This contribution, from a non-equity owner, was not to be paid back and was not for future services, and therefore was recorded as other income.

NOTE 9. SUBSEQUENT EVENTS

On August 5, 2024, the Company issued 10,000 shares at $5 per share.

The Company has evaluated these consolidated financial statements for subsequent events through August 30, 2024, the date these consolidated financial statements were available to be issued. Management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-13

Worthy Property Bonds, Inc. Audited Financial Statements for the fiscal year ended March 31, 2024

WORTHY PROPERTY BONDS, INC. AND SUBSIDIARY

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of Worthy Property Bonds, Inc. and Subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Worthy Property Bonds, Inc. and Subsidiary (the “Company”) as of March 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive loss, changes in shareholder’s deficit, and cash flows for each of the years in the two-year period ended March 31, 2024, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2024 and 2023, and the consolidated results of its operations comprehensive loss and its cash flows for each of the years in the two-year period ended March 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had a net loss of approximately $1,677,000 for the year ended March 31, 2024. The Company also had a shareholder’s deficit and an accumulated deficit of approximately $2,867,000 and $3,094,000, respectively, at March 31, 2024. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s Plan regarding these matters is also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-15

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of allowance for credit losses for mortgage loans and related accrued interest receivables

As described within Note 3 in the header section entitled “Allowance for Credit Losses” and in Note 6 “Mortgage Loans Held for Investment”, to the consolidated financial statements, the Company’s consolidated mortgage loans held for investment, net of the total related $257,756 allowance for mortgage loan losses, was $25,517,868 at March 31, 2024. Mortgage loans held for investment and related interest receivable balances are evaluated by management for collectability periodically and at year-end using various data inputs. The determination of the valuation of these balances requires management to make significant estimates and assumptions related to the intent and ability of the borrowers to pay the amounts owed to the Company.

We identified the valuation of the allowance of credit losses for the mortgage loans and related interest receivables as a critical audit matter. Auditing management’s judgments regarding the intent and ability of the borrowers to pay the amounts due to the Company involved a high degree of complexity and subjectivity.

The primary procedures we performed to address this critical audit matter included (a) reviewing management’s process for developing an estimate of the allowance for credit losses to be recorded including management’s use of internal risk ratings and credit quality indicators and the information management uses to develop these ratings and indicators, (b) sending audit confirmation letters to a sample of borrowers, (c) reviewing the promissory notes and related legal documents including any collateral related documents for our sample of borrowers, (d) testing compliance with terms of the borrower’s agreements; and (e) reviewing and verifying the historical and subsequent collection history through the date of our procedures for our sample of borrowers and correlating this history to management’s process of developing the allowance for credit losses. Based on our procedures, we were in agreement with the Company’s ending allowance for credit losses as of March 31, 2024.

We have served as the Company’s auditor since 2022.

Coral Springs, Florida

July 26, 2024

ASSURANCE DIMENSIONS, LLC

also d/b/a McNAMARA and ASSOCIATES, LLC

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO: 1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA: 3111 N. University Drive, Suite 621 | Coral Springs, FL 33065 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

“Assurance Dimensions” is the brand name under which Assurance Dimensions, LLC including its subsidiary McNamara and Associates, LLC (referred together as “AD LLC”) and AD Advisors, LLC (“AD Advisors”), provide professional services. AD LLC and AD Advisors practice as an alternative practice structure in accordance with the AICPA Code of Professional Conduct and applicable laws, regulations, and professional standards. AD LLC is a licensed independent CPA firm that provides attest services to its clients, and AD Advisors provide tax and business consulting services to their clients. AD Advisors, and its subsidiary entities are not licensed CPA firms.

F-16

WORTHY PROPERTY BONDS, INC.

Consolidated Balance Sheets

	March 31, 2024	March 31, 2023

ASSETS

Assets
Cash	$2,624,204	$1,892,508
Mortgages loans held for investment, net of $257,756 and $203,310 reserve at March 31, 2024 and 2023, respectively	25,517,868	20,127,689
Interest receivable net of $2,512 and $2,070 reserve at March 31, 2024 and 2023, respectively	248,653	204,903
Investments	12,639,637	-
Due from affiliate	9,077	-
TOTAL ASSETS	$41,039,439	$22,225,100

LIABILITIES AND SHAREHOLDER’S DEFICIT

Liabilities
Bond liabilities	$41,885,732	$22,818,949
Accrued interest	1,988,931	321,329
Accrued expenses	28,275	49,897
Due to affiliate	-	203,932
Accounts Payable	3,152	27,570
Total Liabilities	43,906,090	23,421,677

Commitments and Contingencies (note 10)

Shareholder’s Deficit
Common Stock, par value $0.001, and 100 shares authorized, and 100 shares issued and outstanding	-	-
Additional paid-in capital	219,800	219,800
Accumulated other comprehensive loss	7,117	-
Accumulated deficit	(3,093,568)	(1,416,377)
Total Shareholder’s Deficit	(2,866,651)	(1,196,577)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$41,039,439	$22,225,100

The accompanying notes are an integral part of the consolidated financial statements.

F-17

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Operations and Comprehensive Loss

	Year Ended March 31, 2024	Year Ended March 31, 2023

Operating Revenue
Interest on loans receivable	$2,666,491	$610,184

Total operating revenue	2,666,491	610,184

Cost of Revenue
Interest expense on bonds	2,343,032	613,056
Provision for loan losses	268,840	205,380

Total cost of revenue	2,611,872	818,436

Gross profit (loss)	54,619	(208,252)

Operating expenses
General and administrative expenses	513,992	385,129
Compensation and related expenses	1,263,173	587,994
Sales and marketing	235,694	106,377

Total operating expenses	2,012,859	1,079,500

Other Income (Expense)
Interest and dividends on investments	275,609	-
Unrealized gains (losses) on investments, net	5,440	-

Total other income (expenses)	281,049	-

Net Loss	$(1,677,191)	$(1,287,752)

Other comprehensive income:
Unrealized gains (loss) on available for sale debt securities	7,117	-
Comprehensive loss	$(1,670,074)	$(1,287,752)

Net loss per common share - basic and diluted	$(16,771.91)	$(12,877.52)
Weighted average number of shares outstanding - basic and diluted	100	100

The accompanying notes are an integral part of the consolidated financial statements.

F-18

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Changes in Shareholder’s Deficit

For the Years Ended March 31, 2024 and 2023

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total

Balance at March 31, 2022	100	$-	$125,000	$-	$(128,625)	$(3,625)

Capital contributions from parent	-	-	94,800	-	-	94,800

Net loss	-	-	-	-	(1,287,752)	(1,287,752)

Balance at March 31, 2023	100	-	219,800	-	(1,416,377)	(1,196,577)

Unrealized gain (loss) on available for sale debt securities	-	-	-	7,117	-	7,117

Net loss	-	-	-	-	(1,677,191)	(1,677,191)

Balance at March 31, 2024	100	$-	$219,800	$7,117	$(3,093,568)	$(2,866,651)

The accompanying notes are an integral part of the consolidated financial statements.

F-19

WORTHY PROPERTY BONDS, INC.

Consolidated Statements of Cash Flows

	Year Ended March 31, 2024	Year Ended March 31, 2023

Cash flows from operating activities:
Net loss	$(1,677,191)	$(1,287,752)
Adjustments to reconcile net loss to net cash used in operating activities:
Bonds issued for marketing service	-	26,590
Unrealized losses (gains) on investments, net	(5,440)	-
Provision for loan loss	268,840	205,380
Changes in working capital items:
Interest receivable	(131,144)	(206,973)
Accrued interest	1,667,602	321,329
Accrued expenses	(21,622)	49,897
Accounts payable	(24,418)	22,058

Net cash provided by (used in) operating activities	76,627	(869,470)

Cash flows from investing activities:

Purchase of investments	(12,627,080)	-
Mortgage Loans receivable disbursements	(19,232,000)	(21,181,000)
Mortgage Loans receivable pay downs	13,660,375	850,001

Net cash used in investing activities	(18,198,705)	(20,330,999)

Cash flows from financing activities:
Proceeds from bonds	35,259,198	26,768,261
Redemption of bonds	(16,192,415)	(3,975,903)
Proceeds (repayments) to/from related party	(213,009)	203,932
Capital contributions from parent	-	94,800

Net cash provided by financing activities	18,853,774	23,091,090

Net change in cash	731,696	1,890,621

Cash at beginning of year	1,892,508	1,887

Cash at end of year	$2,624,204	$1,892,508

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$531,256	37,162
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-20

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Property Bonds, Inc., a Florida corporation, (the “Company,” “WPB”, “we,” or “us”) was founded in April of 2021. Also, in April 2021, the Company organized Worthy Lending V, LLC, a Delaware limited liability company, (“WL V”) as a wholly owned subsidiary of Worthy Property Bonds, Inc. The Company primarily loans or participate in real estate loans. We offer our Worthy Property Bonds in $10.00 increments on a continuous basis directly through the Worthy Bonds website via computer or the Worthy App, to fund our loans.

We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI” or “Worthy Financial”), which owns a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds. The “users” may also use additional funds to purchase Worthy Bonds. WFI also owns the technology on the website. This technology is defined as the “Worthy Technology Platform.”

The Company’s year-end is March 31st.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of approximately $1,677,000 and had cash provided by operations of approximately $77,000 for the year ended March 31, 2024. The net losses incurred from inception have resulted in an accumulated deficit of approximately $3,094,000 at March 31, 2024. There is a possibility that bond liability redemption requests may exceed available liquidity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company filed a Form 1-A Regulation A Offering Statement, which, was declared effective, in fiscal year ended March 31, 2023, which allowed the Company to raise funds through the sale of its Worthy Property Bonds. Also during the fiscal year ended March 31, 2023, the Company began making loans and collecting interest income. In response to the losses incurred, the Company continues to constantly evaluate and monitor the cash needs and existing cash burn rate, in order to make adjustments to it’s operating expenses. The Company’s cash was obtained primarily through the sale of our Worthy Bonds and from collections of interest and dividends on our outstanding loans and investments.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in enough additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Worthy Lending V, LLC.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US-GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, estimates of the valuation allowance on deferred tax assets, assessing the collectability of loans and interest receivable, valuation of investments held and due from related parties.

F-21

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Concentration of Credit Risk

The Company is subject to potential concentrations of credit risk in its cash accounts. Noninterest-bearing deposits in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) were insured up to a maximum of $250,000 at March 31, 2024 and 2023. At March 31, 2024 and 2023, the aggregate balances were in excess of the insurance. The Company places its cash with high quality financial institutions. Investments at other financial institutions were insured by the Securities Investor Protection Corporation (SIPC) up to $500,000, which includes a $250,000 limit for cash. The Company places its cash with high quality financial institutions. As of March 31, 2024 and March 31, 2023, the Company is in excess of FDIC insurance limits in the amount of $2,115,442 and $1,392,843, respectively. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash, loans and interest receivable, accounts payable, notes payable, accrued expenses, accrued interest payable and bond liabilities. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

F-22

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

	March 31, 2024	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Description

Recurring fair value measurements

Available for sale debt securities:
Treasury Bills	$11,626,664	$11,626,664	$-	$-
Government Bonds	524,999	524,999	-	-
Asset Backed Securities	487,974	487,974	-	-
Total available for sale securities	12,639,637	12,639,637	-	-

Total recurring fair value measurements	$12,639,637	$12,639,637	$-	$-

There were no investments as of March 31, 2023.

Investments

On January 1, 2018, the Company adopted ASU 2016-01 “Financial Instruments – Overall” which requires unrealized gains and losses from marketable equity securities to be recognized in operations.

Investments consist of various debt and equity investments, although only debt securities at March 31, 2024. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. Equity securities where the fair market value or net asset value are not available are carried at cost, subject to impairment valuation. The Company classifies certain of its debt instruments as available-for-sale pursuant to ASC 320, Investments – Debt and Equity Securities. Debt securities are classified as held to maturity, at unamortized cost on the consolidated balance sheet if (i) the Company has the intent and ability to hold the investments for a period of at least one year and (ii) the contractual maturity date of the investments is greater than one year. Debt securities available for sale are carried at fair value or amortized cost with unrealized gains or losses recorded as other comprehensive income or loss in equity. Debt securities held to maturity are carried at amortized cost and unrealized gains and losses are not recognized. Realized gains and losses are included in other income or expense in the consolidated statements of operations and comprehensive loss on a specific-identification basis.

F-23

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

The Company reviews securities that are not measured at fair value for other-than-temporary impairment whenever the fair value of a security is less than the amortized cost and evidence indicates that a security’s carrying amount is not recoverable within a reasonable period of time. Other-than-temporary impairments of investments are recognized in the consolidated statements of operations and comprehensive loss if the Company has experienced a credit loss, has the intent to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, compliance with the Company’s investment policy, the severity and the duration of the impairment and changes in value subsequent to the end of the period.

Mortgage Loans Held for Investment

Mortgage loans held for investment consist of loans secured by a mortgage in the real estate, which is located in the state of Florida. These loans typically have a maturity date of 2 years, pay interest at rates between 10% and 13% and are serviced by an outside, unrelated party. These loans require monthly interest payments to us. We have both the ability and intent to hold these loans to maturity. These loans are carried at amortized cost, reduced by a valuation allowance for loan losses, if deemed necessary, estimated as of the consolidated balance sheet dates.

Accrued Interest Receivable

In accordance with ASC 326-20-30-5A, the Company includes, in the allowance for loan losses an amount attributed to accrued interest receivable.

In accordance with ASC 326-20-35-8A, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Allowance for Credit Losses

Customer accounts receivable are stated at the amount management expects to collect on balances. The Company accounts for credit losses in accordance with ASC Topic 326, Financial Instruments – Credit Losses (“ASC Topic 326”). ASC 326 impacts the impairment model for certain financial assets measured at amortized cost by requiring a current expected credit loss (“CECL”) methodology to estimate expected credit losses over the entire life of the financial asset, recorded at inception or purchase. The Company has the ability to determine there are no expected credit losses in certain circumstances. We evaluate the creditworthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, loan-to-value ratio, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

Past Due and Non-Accrual Loans Receivable

Loans receivable are considered past due when a borrower hasn’t made a principal or interest payment for 90 days. The Company considers a loan to be non-performing and put on non-accrual status when management believes collectability is not probable. Management predicts probability of collectability through qualitative and quantitative criteria, including whether the loan is in past due status, borrower financial condition, including net collateral to loan balance, personal or corporate validity or other guarantees, our experience with the borrower, quality of borrower internal credit review system, quality of borrower management, and external operating environment. When a loan is placed on non-accrual status, we cease accruing interest and a reserve on interest receivable is established.

F-24

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We generate revenue primarily through interest earned. For term loans, we will recognize interest income.

We also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which is all included in other income (expense) in the statements of operations and comprehensive loss.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

During 2024 and 2023, costs incurred by our sister company Worthy Management, Inc. (WM) have been allocated to the Company for the purposes of preparing the consolidated financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the consolidated statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740.

The Company is included with its parent company’s (Worthy Financial Inc.) consolidated tax return. The parent company’s consolidated tax returns for the years 2020, 2021 and 2022 remain open for audit by the IRS.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity at March 31, 2024, and March 31, 2023.

F-25

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future consolidated financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 5. INVESTMENTS

The Company maintains a portfolio of investments on its consolidated balance sheets which consist of securities held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. The Company typically invests in government bonds, asset backed securities, and U.S. treasury securities.

The following is a summary of the investments as of March 31, 2024:

	Cost	Unrealized Gain (Loss)	Fair Value	Percentage of Total
Available for Sale - Debt Securities
Treasury Bills	11,617,764	8,900	11,626,664	92%
Government Bonds	525,027	(28)	524,999	4%
Asset Backed Securities	489,729	(1,755)	487,974	4%
Total Investments	$12,632,520	$7,117	$12,639,637	100%

There were no investments as of March 31, 2023.

NOTE 6. MORTGAGE LOANS HELD FOR INVESTMENT

Mortgage Loans Held for Investment

Commencing in November of 2022, the Company began investing in mortgage loans. Each loan is secured by a mortgage in the real estate, which is located in the state of Florida. Each loan has a maturity date of 2 years and mature between November of 2024 and March of 2026. These loans pay interest at rates between 10% and 13%, annually and are serviced by an outside, unrelated party.

F-26

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

A summary of the Company’s loan portfolio as of March 31, 2024, disaggregated by class of financing receivable, are as follows:

Loans to Real Estate Developers Secured by First Mortgages

Outstanding at March 31, 2024

Loans	$25,775,624

Allowance for credit losses	$(257,756)

Total Loans, net	$25,517,868

A summary of the Company’s loan portfolio as of March 31, 2023, disaggregated by class of financing receivable, are as follows:

Loans to Real Estate Developers Secured by First Mortgages

Outstanding at March 31, 2023

Loans	$20,330,999

Allowance for credit losses	$(203,310)

Total Loans, net	$20,127,689

A summary of the Company’s loan loss allowance as of March 31, 2024, are as follows:

	Balance at March 31, 2023	Write-off	Provision for loan loss	Balance at March 31, 2024

Mortgage Receivable Allowance	$203,310	$(127,000)	$181,446	$257,756

Interest Receivable Allowance	$2,070	$(86,952)	$87,394	$2,512

Total	$205,380	$(213,952)	$268,840	$260,268

The beginning balance of our loan loss reserve at March 31, 2022, was $0, the March 31, 2023 provision for expected losses was $205,380 and the ending balance at March 31, 2023 is $205,380, which includes $2,070 of interest receivable reserve.

F-27

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

We had no loans past due or on non-accrual status at March 31, 2024 and 2023.

As of March 31, 2024, future annual maturities of mortgage loans held for investment consists of the following:

Period Ended March 31,	Amount
2025	$9,603,999
2026	$16,171,625
$25,775,624

As of March 31, 2024 there were 22 mortgage loans with a gross balance of $25,775,624, which are required to pay only interest until maturity when the principal is due.

As of March 31, 2023 there were 19 mortgage loans with a gross balance of $20,330,999 which are required to pay only interest until maturity when the principal is due.

NOTE 7. DUE TO AFFILIATE

On April 9, 2021, we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. Prior to this operational restructure, our executive officers and other administrative personnel were employed by either WFI or by our sister company Worthy Peer Capital, Inc. As a result, once the operational restructure was complete effective January 1, 2020, our executive officers and the other personnel which provide services to us are all employed by Worthy Management. These personnel also provide services to WFI, Worthy Peer, Worthy Peer II, and Worthy Community Bonds, including its subsidiaries.

The initial term of the Management Services Agreement will continue until December 31, 2024 and will automatically renew for successive one-year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

Included in due to/from affiliate is the balance due to/from Worthy Management of $9,077 and $186,531 at March 31, 2024 and 2023, respectively.

Also included in due to affiliate on the March 31, 2023 balance sheet is $17,401 for technology fees payable to WFI.

F-28

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 8. BOND LIABILITIES

In October of 2022 our Regulation A+ Offering Statement was declared Qualified by the Securities and Exchange Commission allowing for the sale by the Company, within 12 months, of up to $75,000,000 of $10.00, 5% Bonds, 5.5% interest effective April 2023, 5.75% effective August 2023, 7% interest effective November 2023 until November 2024.

During the year ended March 31, 2023, the Company sold and redeemed Worthy Bonds. The Bonds are renewable at the option of the bond holder, accrue interest at 5.5% effective April 1, 2023, 5.75% effective August 2023, and 7% interest effective November 2023 and the Company may redeem the bonds at any time. The Company has up to 30 days to make payment on any redemption of $50,000 or greater. The Company has approximately $1,989,000 and $321,000 of accrued interest related to these outstanding bonds at March 31, 2024 and 2023, respectively. The Bond liabilities balance at March 31, 2024 and 2023 was $41,885,732 and $22,818,949, respectively. Effective May 28, 2024, the Company temporarily suspended bond sales pending approval of the Post-Qualification Amendment on file with the SEC.

A summary of the Company’s bond liabilities activity for the year ended March 31, 2024, is as follows:

Outstanding at April 1, 2023	$22,818,949

Bond issuances	$35,259,198
Bond redemptions	$(16,192,415)

Outstanding at March 31, 2024	$41,885,732

A summary of the Company’s bond liabilities activity for the year ended March 31, 2023, is as follows:

Outstanding at April 1, 2022	$-

Bond issuances	$26,768,261
Bond redemptions	$(3,975,903)
Bonds issued for marketing	$26,590

Outstanding at March 31, 2023	$22,818,949

NOTE 9. INCOME TAXES

For the period ended March 31, 2024, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

F-29

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

The components of the net deferred tax assets are as follows:

	Period ended March 31, 2024	Period ended March 31, 2023
Net Operating Loss	$638,000	$291,000
Loan Loss Reserve	$64,000	50,000
Less: Valuation allowance	(702,000)	(341,000)
Net deferred tax asset	$-	$-

The net deferred tax assets have been fully offset by a valuation allowance at March 31, 2024 and 2023. The increase in the valuation allowance was $361,000.

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the years ended March 31, 2024 and 2023 and the actual tax provisions for the year ended March 31, 2024 and the period ended March 31, 2023.

	March 31, 2024	March 31, 2023

Expected provision (benefit) at statutory rate	(21.0)%	(21.0)%
State taxes	(3.6)%	(3.6)%
Increase in valuation allowance	24.6%	24.6%
Total provision (benefit) for income taxes	0.0%	0.0%

At March 31, 2024 and 2023, the Company had Federal net operating loss carry forwards of approximately $2,593,000 and $1,184,000, respectively. The net operating loss carry forward at March 31, 2024, can be carried forward indefinitely subject to annual usage limitations.

NOTE 10. COMMITMENTS AND CONTINGENCIES

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

Regulatory

The sale of the Worthy Bonds is subject to federal securities law and the Bonds are Qualified under Regulation A+. The distribution of the Worthy Bonds is also subject to regulations of several states and the Company is registered as an Issuer Dealer in the State of Florida. The loans made by the Company may be subject to state usury laws.

F-30

WORTHY PROPERTY BONDS, INC.

Notes to Consolidated Financial Statements

For the Years Ended March 31, 2024 and 2023

NOTE 11. EQUITY

The Company has authorized 100 shares of common stock. In April of 2021, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. During the year ended March 31, 2024 and March 31, 2023, WFI contributed $0 and $94,800 as additional paid-in capital, respectively. WFI is the sole shareholder of the Company’s common stock.

NOTE 12. RELATED PARTIES

The Company has received capital contributions from its parent company, see note 11. The Company has entered into a management services agreement with Worthy Management, an affiliate, see note 7.

In September of 2021, the Company entered into a license fee agreement with WFI to pay a license fee to WFI for the use of the Worthy Fintech Platform in the amount of $5.00 per registered user per year.

For the years ended March 31, 2024, and 2023, the Company paid WFI approximately $101,000 and $28,000, respectively, which is included in general and administrative expenses in the statement of operations, pursuant to this agreement.

NOTE 13. CONCENTRATIONS

The mortgage loans held for investment gross balance at March 31, 2024 of $25,775,624 is due from 22 borrowers, of this gross balance 1 borrower’s balance due is approximately 18% of the total balance due.

The mortgage loans held for investment gross balance at March 31, 2023 of $20,330,999 is due from 19 borrowers, of this gross balance 1 borrower’s balance due is approximately 10% of the total balance due.

NOTE 14. SUBSEQUENT EVENTS

Worthy Property Bond sales subsequent to March 31, 2024, were approximately $4,582,000, while bond redemptions were approximately $6,271,000 during the same period. These sales have been recorded as an increase in cash and an increase in a corresponding liability and the bond redemptions have been recorded as a decrease in cash and a decrease in bond liabilities.

The Company has evaluated these consolidated financial statements for subsequent events through the date these consolidated financial statements were available to be issued. Other than those noted above, management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-31

Worthy Property Bonds 2, Inc. Audited Financial Statements for the fiscal year ended March 31, 2024

WORTHY PROPERTY BONDS 2, INC.

F-32

F-33

F-34

WORTHY PROPERTY BONDS 2, INC.

Consolidated Balance Sheets

	March 31, 2024	March 31, 2023
ASSETS

Assets
Cash	$2,623,031	$9,874
Mortgages loans held for investment, net of $117,500 and $0 reserve at March 31, 2024 and 2023, respectively	11,671,375	-
Interest receivable net of $1,526 and $0 reserve at March 31, 2024 and 2023, respectively	151,016	-
Investments	3,573,224	-

TOTAL ASSETS	$18,018,646	$9,874

LIABILITIES AND SHAREHOLDER’S DEFICIT

Liabilities
Accounts Payable	$6,894	$29,904
Bond liabilities	18,638,970	-
Accrued interest	419,633	-
Accrued expenses	13,009	-
Due to affiliate	116,742	-

Total Liabilities	19,195,248	29,904

Commitments and Contingencies (note 9)

Shareholder’s Deficit
Common Stock, par value $0.001, and 100 shares authorized, and 100 shares issued and outstanding	-	-
Additional paid-in capital	78,120	32,500
Accumulated other comprehensive gain	2,624	-
Accumulated deficit	(1,257,346)	(52,530)
Total Shareholder’s Deficit	(1,176,602)	(20,030)

TOTAL LIABILITIES AND SHAREHOLDER’S DEFICIT	$18,018,646	$9,874

The accompanying notes are an integral part of the consolidated financial statements

F-35

WORTHY PROPERTY BONDS 2, INC.

Consolidated Statements of Operations and Comprehensive Loss

	For the year ended March 31, 2024	From February 1, 2023 (Inception) through March 31, 2023

Operating Revenue
Interest on loans receivable	$453,081	$-

Cost of Revenue
Interest expense on bonds	491,846	-
Provision for loan losses	119,026	-

Total cost of revenue	610,872	-

Gross profit (loss)	(157,791)	-

Operating expenses
General and administrative expenses	276,260	52,530
Compensation and related expenses	711,024	-
Sales and marketing	113,695	-

Total operating expenses	1,100,979	52,530

Other Income (Expense)
Interest and dividends on Investments	53,954	-

Total other income (expenses)	53,954	-

Net Loss	$(1,204,816)	$(52,530)

Other comprehensive income:
Unrealized gains (loss) on available for sale debt securities	2,624	$-
Comprehensive loss	$(1,202,192)	$(52,530)

Net loss per common share	$(12,048.16)	$(525.30)
Weighted average number of shares outstanding	100	100

The accompanying notes are an integral part of the consolidated financial statements

F-36

WORTHY PROPERTY BONDS 2, INC.

Consolidated Statements of Changes in Shareholder’s Deficit

For the year ended March 31, 2024 and From February 1, 2023 (Inception) through March 31, 2023

	Common Shares	Common Stock, Par	Additional Paid in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated deficit	Total

Balance at February 1, 2023 (Inception)	-	$-	$-	$-	$-	$-

Common shares issued for cash	100	-	5,000	-	-	5,000

Capital contributions from parent	-	-	27,500	-	-	27,500

Net loss	-	-	-	-	(52,530)	(52,530)

Balance at March 31, 2023	100	$-	$32,500		$(52,530)	$(20,030)

Net loss	-	-	-	-	(1,204,816)	(1,204,816)

Capital contributions from parent	-	-	45,620	-	-	45,620

Unrealized gain (loss) on available for sale debt securities	-	-	-	2,624	-	2,624

Balance at March 31, 2024	100	-	78,120	2,624	(1,257,346)	(1,176,602)

The accompanying notes are an integral part of the consolidated financial statements

F-37

WORTHY PROPERTY BONDS 2, INC.

Consolidated Statements of Cash Flows

	For the year ended March 31, 2024	From February 1, 2023 (Inception) through March 31, 2023

Cash flows from operating activities:
Net loss	$(1,204,816)	$(52,530)
Adjustments to reconcile net loss to cash used in operating activities:
Provision for loan losses	119,026	-
Changes in working capital items:
Interest receivable	(152,542)	-
Accrued interest	419,633	-
Accrued expenses	13,009	-
Accounts payable	(23,010)	29,904

Cash used in operating activities	(828,700)	(22,626)

Cash flows from investing activities:

Purchase of investments	(3,570,600)	-
Mortgage Loans receivable disbursements	(11,788,875)	-

Cash used in investing activities	(15,359,475)	-

Cash flows from financing activities:
Common shares issued for cash	-	5,000
Capital contribution	45,620	27,500
Advances from affiliate	116,742	-
Proceeds from bonds	23,157,700	-
Redemption of bonds	(4,518,730)	-

Cash provided by financing activities	18,801,332	32,500

Net change in cash	2,613,157	9,874

Cash at beginning of period	9,874	-

Cash at end of period	$2,623,031	$9,874

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	72,213	$-
Cash paid for taxes	$-	$-

The accompanying notes are an integral part of the consolidated financial statements

F-38

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

Worthy Property Bonds 2, Inc., a Florida corporation, (the “Company,” “WPB2”, “we,” or “us”) was founded in February of 2023. Also, in February 2023, the Company organized Worthy Lending VI, LLC, a Delaware limited liability company, (“WL VI”) as a wholly owned subsidiary of Worthy Property Bonds 2, Inc. This early-stage company will primarily make real estate loans secured by mortgages. We will offer our Worthy Property 2 Bonds in $10.00 increments on a continuous basis directly through the Worthy Bonds website via computer or the Worthy App, to fund our loans.

We are a wholly owned subsidiary of Worthy Financial, Inc. (“WFI”) “Worthy Financial”, which owns a mobile app (the “Worthy App”) that allows its users to round up their debit card and checking account linked credit card purchases and other checking account transactions and thereafter use the “round up” dollars in increments of $10.00 to purchase Worthy Bonds. The “users” may also use additional funds to purchase Worthy Bonds. WFI also owns the technology on the website. This technology is defined as the “Worthy Technology Platform.”

The Company’s year-end is March 31st.

NOTE 2. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of approximately $1,205,000 and had cash used in operations of approximately $829,000 for the year ended March 31, 2024. The net losses incurred from inception have resulted in an accumulated deficit of approximately $1,257,000 at March 31, 2024. There is a possibility that bond liability redemption requests may exceed available liquidity. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. During 2023, the Company began to incur operating expenses, however, the Company filed the Form 1-A Regulation A Offering Statement on April 1, 2023, that allows the Company to raise funds, which was qualified on June 21, 2023. In response to the losses incurred, the Company continues to constantly evaluate and monitor its cash needs and existing cash burn rate, in order to make adjustments to its operating expenses. The Company’s cash was obtained primarily through the sale of our Worthy Bonds and from collections of interest and dividends on our outstanding loans and investments.

No assurances can be given that the Company will achieve success, without seeking additional financing. There also can be no assurances that the Form 1-A will result in additional financing or that any additional financing if required, can be obtained, or obtained on reasonable terms acceptable to the Company. These consolidated financial statements do not include adjustments related to the recoverability and classifications of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the operations of the Company and its wholly owned subsidiary, Worthy Lending VI, LLC.

All intercompany accounts and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Actual results could differ from those estimates. Estimates which are particularly significant to the consolidated financial statements include, but are not limited to, assessing the collectability of loans and interest receivable, valuation of investments held and estimates of the valuation allowance on deferred tax assets.

Cash and cash equivalents

Cash and cash equivalents include checking, savings, unrestricted deposits with investment-grade financial institutions, institutional money market funds, certificates of deposit and other short-term interest-bearing products. We consider all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents on March 31, 2024 or 2023.

F-39

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

Concentration of Credit Risk

The Company is subject to potential concentrations of credit risk in its cash accounts. Noninterest-bearing deposits in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC) were insured up to a maximum of $250,000 at March 31, 2024 and 2023. Investments at other financial institutions were insured by the Securities Investor Protection Corporation (SIPC) up to $500,000, which includes a $250,000 limit for cash. The Company places its cash with high quality financial institutions. As of March 31, 2024, the Company is in excess of FDIC insurance limits in the amount of $2,115,442. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and accounts payable. The carrying amount of these financial instruments approximate fair value due to the short-term nature of these instruments.

Fair Value Measurement

In accordance with ASC 820, Fair Value Measurement, we use a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a nonrecurring basis, in periods subsequent to their initial measurement. The hierarchy requires us to use observable inputs when available, and to minimize the use of unobservable inputs when determining fair value.

The three tiers are defined as follows:

Level 1: Quoted prices in active markets or liabilities in active markets for identical assets or liabilities, accessible by us at the measurement date.

Level 2: Quoted prices for similar assets or liabilities in active markets or quoted prices for identical or similar assets or liabilities in markets that are not active, or other observable inputs other than quoted prices.

Level 3: Unobservable inputs for assets or liabilities for which there is little or no market data, which require us to develop our own assumptions. These unobservable assumptions reflect estimates of inputs that market participants would use in pricing the asset or liability. Valuation techniques include the use of option pricing models, discounted cash flows, or similar techniques, which incorporate our own estimates of assumptions that market participants would use in pricing the instrument or valuations that require significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based on the lowest level of input that is significant to the fair value measurement.

	March 31, 2024	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)

Description

Recurring fair value measurements

Available for sale debt securities: Treasury Bills	$3,073,224	$3,073,224	$-	$-
Government Bonds	500,000	500,000	-	-
Total available for sale securities	3,573,224	3,573,224	-	-

Total recurring fair value measurements	$3,573,224	$3,573,224	$-	$-

F-40

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

Investments

On January 1, 2018, the Company adopted ASU 2016-01 “Financial Instruments – Overall” which requires unrealized gains and losses from marketable equity securities to be recognized in operations.

Investments consist of various debt and equity investments, although only debt securities at March 31, 2024. Management determines the appropriate classification of the securities at the time they are acquired and evaluates the appropriateness of such classifications at each balance sheet date. Investments in equity securities with a readily determinable fair value, not accounted for under the equity method, are recorded at that fair value with unrealized gains and losses included in earnings. For equity securities without a readily determinable fair value, the investment is recorded at cost, less any impairment, plus or minus adjustments related to observable transactions for the same or similar securities, with unrealized gains and losses included in earnings. Equity securities where the fair market value or net asset value are not available are carried at cost, subject to impairment valuation. The Company classifies certain of its debt instruments as available-for-sale pursuant to ASC 320, Investments – Debt and Equity Securities. Debt securities are classified as held to maturity, at unamortized cost on the consolidated balance sheet if (i) the Company has the intent and ability to hold the investments for a period of at least one year and (ii) the contractual maturity date of the investments is greater than one year. Debt securities available for sale are carried at fair value or amortized cost with unrealized gains or losses recorded as other comprehensive income or loss in equity. Debt securities held to maturity are carried at amortized cost and unrealized gains and losses are not recognized. Realized gains and losses are included in other income or expense in the consolidated statements of operations and comprehensive loss on a specific-identification basis.

The Company reviews securities that are not measured at fair value for other-than-temporary impairment whenever the fair value of a security is less than the amortized cost and evidence indicates that a security’s carrying amount is not recoverable within a reasonable period of time. Other-than-temporary impairments of investments are recognized in the consolidated statements of operations and comprehensive loss if the Company has experienced a credit loss, has the intent to sell the security, or if it is more likely than not that the Company will be required to sell the security before recovery of the amortized cost basis. Evidence considered in this assessment includes reasons for the impairment, compliance with the Company’s investment policy, the severity and the duration of the impairment and changes in value subsequent to the end of the period.

Mortgage Loans Held for Investment

Mortgage loans held for investment consist of loans secured by a mortgage in the real estate, which are located in the state of Florida. These loans typically have a maturity date of 2 years, pay interest at rates between 10.5% and 14.60% and are serviced by an outside, unrelated party. These loans require monthly interest payments to us. We have both the ability and intent to hold these loans to maturity. These loans are carried at amortized cost, reduced by a valuation allowance for credit losses, if deemed necessary, estimated as of the consolidated balance sheet dates.

Accrued Interest Receivable

In accordance with ASC 326-20-30-5A, Financial Instruments – Credit Losses (“ASC 326”), the Company includes, in the allowance for credit losses an amount attributed to accrued interest receivable.

In accordance with ASC 326, the Company has an accounting policy election, at the class of financing receivable, to write off accrued interest receivables by recognizing credit loss expense.

Allowance for Credit Losses

Customer accounts receivable are stated at the amount management expects to collect on balances. The Company accounts for credit losses in accordance with ASC Topic 326, Financial Instruments – Credit Losses (“ASC Topic 326”). ASC 326 impacts the impairment model for certain financial assets measured at amortized cost by requiring a current expected credit loss (“CECL”) methodology to estimate expected credit losses over the entire life of the financial asset, recorded at inception or purchase. The Company has the ability to determine there are no expected credit losses in certain circumstances. The Company has the ability to determine there are no expected credit losses in certain circumstances. We evaluate the credit worthiness of our portfolio on an individual loan basis and on a portfolio basis. The allowance is subjective as it requires material estimates, including such factors as historical trends, known and inherent risks in the loan portfolio, adverse situations that may affect borrowers’ ability to repay and current economic conditions. Other qualitative factors considered may include items such as uncertainties in forecasting and modeling techniques, changes in portfolio composition, business conditions and emerging trends. Recovery of the carrying value of loans is dependent to a great extent on conditions that may be beyond our control. Any combination of the aforementioned factors may adversely affect our loan portfolio resulting in increased delinquencies and loan losses and could require additional provisions for loan losses, which could impact future periods.

F-41

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

Past Due and Non-Accrual Loans Receivable

Mortgage loans receivable are considered past due when a borrower hasn’t made a principal or interest payment for 90 days. The Company considers a mortgage loan to be non-performing and put on non-accrual status when management believes collectability is not probable. Management predicts probability of collectability through qualitative and quantitative criteria, including whether the loan is in past due status, borrower financial condition, including net collateral to mortgage loan balance, personal or corporate validity or other guarantees, our experience with the borrower, quality of borrower internal credit review system, quality of borrower management, and external operating environment. When a mortgage loan is placed on non-accrual status, we cease accruing interest and a reserve on interest receivable is established.

Revenue Recognition

We recognize revenue in accordance with the guidance in FASB ASC 942 “Financial Services – Depository Lending”.

We generate revenue primarily through interest earned. For term loans, we will recognize interest income.

We also generate revenue through interest and dividends on investments and realized and unrealized gains on investments, which is all included in other income (expense) in the statements of operations and comprehensive loss.

Allocation of expenses Incurred by Affiliate on Behalf of the Company

Costs incurred by our affiliate will be allocated to the Company for the purposes of preparing the consolidated financial statements based on a specific identification basis or, when specific identification is not practicable, a proportional cost allocation method which allocates expenses based upon the percentage of employee time expended on the Company’s business as compared to total employee time. The proportional use basis was adopted to allocate shared costs is in accordance with the guidance of SEC Staff Accounting Bulletin (“SAB”) Topic 1B, Allocation Of Expenses And Related Disclosure In Financial Statements Of Subsidiaries, Divisions Or Lesser Business Components Of Another Entity. Management has determined that the method of allocating costs to the Company is reasonable.

Management believes that the consolidated statements of operations include a reasonable allocation of costs and expenses incurred by the Company. However, such amounts may not be indicative of the actual level of costs and expenses that would have been incurred by the Company if it had operated as an independent company or of the costs and expenses expected to be incurred in the future.

Income taxes

Income taxes - The Company accounts for income taxes in accordance with ASC Topic 740, Accounting for Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws.

Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which they operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results, or the ability to implement tax- planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of Topic 740. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to it’s financial position.

Management has determined that the Company does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company’s tax returns will not be challenged by the taxing authorities and that the Company will not be subject to additional tax, penalties, and interest as a result of such challenge.

The Company is included with its parent company (Worthy Financial Inc.) consolidated tax return. The parent company consolidated tax returns for the years 2021, 2022 and 2023 remain open for audit by the IRS.

F-42

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net income (loss) by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. The Company does not have any potentially dilutive debt or equity at March 31, 2024 and 2023.

NOTE 4. RECENTLY ISSUED ACCOUNTING STANDARDS

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company’s future financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its consolidated financial statements.

NOTE 5. INVESTMENTS

The Company maintains a portfolio of investments on its consolidated balance sheets which consist of securities held at fair value. Fair value includes gross unrealized gains, gross unrealized losses, accrued interest, and amortized cost. The Company typically invests in government bonds, asset backed securities, and U.S. treasury securities.

The following is a summary of the investments as of March 31, 2024:

	Cost	Unrealized Gain (Loss)	Fair Value	Percentage of Total
Available for Sale - Debt Securities
Treasury Bills	$3,070,585	$2,639	$3,073,224	86%
Government Bonds	500,015	(15)	500,000	14%
Total Investments	$3,570,600	$2,624	$3,573,224	100%

NOTE 6. MORTGAGE LOANS HELD FOR INVESTMENT

Mortgage Loans Held for Investment

Commencing in July of 2023, the Company began investing in mortgage loans. Each loan is secured by a mortgage in the real estate, which is located in the state of Florida. Each loan has a maturity date of 2 years and mature between July and December of 2025. These loans pay interest at rates between 10% and 13%, annually and are serviced by an outside, unrelated party.

A summary of the Company’s loan portfolio as of March 31, 2024, disaggregated by class of financing receivable, are as follows:

Loans to Real Estate Developers Secured by First Mortgages

Outstanding at March 31, 2024

Loans	$11,788,875

Allowance for credit losses	$(117,500)

Total Loans, net	$11,671,375

F-43

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

A summary of the Company’s loan loss allowance as of March 31, 2024, are as follows:

	Balance at March 31, 2023	Write-off	Provision for loan loss	Balance at March 31, 2024

Mortgage Receivable Allowance	$-	$-	$117,500	$117,500

Interest Receivable Allowance	$-	$-	$1,526	$1,526

Total	$-	$-	$119,026	$119,026

As of March 31, 2024, all of our loans are individually evaluated for impairment purposes when calculating the allowances for loan losses. As of March 31, 2024, the recorded investment in financing receivables used to individually evaluate for impairment was

$11,788,875.

We had no loans past due or on non-accrual status on March 31, 2024, which was past due by more than 90 days.

As of March 31, 2024, future annual maturities of mortgage loans held for investment consists of the following:

Period Ended March 31,	Amount
2025	$4,600,000
2026	$7,188,875
$11,788,875

As of March 31, 2024, there were 12 mortgage loans with a gross balance of $11,788,875 which are required to pay only interest until maturity when the principal is due.

NOTE 7. DUE TO AFFILIATE

In February of 2023, we entered into a Management Services Agreement (the “Management Services Agreement”) with Worthy Management, an affiliate. Worthy Management was established in October 2019 as part of the internal reorganization of the operations of our parent, WFI. Prior to this operational restructure, our executive officers and other administrative personnel were employed by either WFI or by our sister company Worthy Peer Capital, Inc. As a result, once the operational restructure was complete effective January 1, 2020, our executive officers and the other personnel which provide services to us are all employed by Worthy Management. These personnel also provide services to WFI, Worthy Peer, Worthy Peer II, Worthy Community Bonds, and Worthy Property Bonds, including its subsidiaries.

The initial term of the Management Services Agreement will continue until December 31, 2026, and will automatically renew for successive one-year terms. The Management Services Agreement can be terminated at any time upon 30 days’ prior written notice from one party to the other.

During years ended March 31, 2024 and 2023, the Company recorded $1,017,301 and $0, respectively of expenses that were passed through from WM, which are included in general and administrative expenses, compensation and related expenses and sales and marketing in the consolidated statements of operations and comprehensive loss. As of March 31, 2024, and March 31, 2023, the Company owed $116,742 and $0 to WM, which amount is included in due to affiliate on the consolidated balance sheet.

NOTE 8. BOND LIABILITIES

In October of 2022 our Regulation A+ Offering Statement was declared Qualified by the Securities and Exchange Commission allowing for the sale by the Company, within 12 months of up to $75,000,000 of $10.00, 5% Bonds, 5.5% interest effective April 2023, 5.75% effective August 2023 and 7% effective November 2023 through November 2024.

F-44

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

During the year ended March 31, 2024 and the period ended March 31, 2023, the Company sold and redeemed Worthy Property Bonds. The Bonds are renewable at the option of the bond holder, accrue interest at 5.5% interest effective April 2023, 5.75% effective August 2023 and 7% effective November 2023 through November 2024, and the Company may redeem the bonds at any time. The Company has up to 30 days to make payment on any redemption of $50,000 or greater. The Company has $419,633 and $0 of accrued interest related to these outstanding bonds at March 31, 2024 and 2023, respectively. The Bond liabilities balance at March 31, 2024 and 2023 was $18,638,970 and $0 respectively. During the year ended March 31, 2024 and the period March 31, 2023, bonds were redeemed, as noted in the table below. The interest expense on bond liabilities during the year ended March 31, 2024 and the period ended March 31, 2023 was $491,846 and $0.

A summary of the Company’s bond liabilities activity for the year ended March 31, 2024, is as follows:

Worthy Property Bonds 2, Inc.

Outstanding at March 31, 2023	$-

Bond issuances	$23,157,700
Bond redemptions	$(4,518,730)

Outstanding at March 31, 2024	$18,638,970
Interest Expense on bonds	$491,846

NOTE 9. COMMITMENTS AND CONTINGENCIES

Regulatory

The sale of the Worthy Property Bonds 2 is subject to federal securities law and the Bonds are Qualified under Regulation A+. The distribution of the Worthy Property Bonds 2 is also subject to regulations of several states. The loans made by the Company may be subject to state usury laws.

Legal contingencies

From time to time, the Company may be a defendant in pending or threatened legal proceedings arising in the normal course of its business. Management is not aware of any pending, threatened or asserted claims.

NOTE 10. INCOME TAXES

For the year ended March 31, 2024 and the period ended March 31, 2023, the income tax provision for current taxes were $0.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

The majority of temporary differences that result in deferred tax assets and liabilities are the results of net operating loss carryforwards.

The components of the net deferred tax assets for the year ended March 31, 2024 and the period ended March 31, 2023, are as follows:

	March 31, 2024	March 31, 2023
Net Operating Loss	$280,000	$12,922
Loan loss reserve	$29,000	-
Less: Valuation allowance	$(309,000)	$(12,922)
Net deferred tax asset	$-	$-

The net deferred tax assets have been fully offset by a valuation allowance on March 31, 2024 and 2023. The increase in the valuation allowance was $296,078.

F-45

WORTHY PROPERTY BONDS 2, INC.

Notes to Consolidated Financial Statements

Year Ended March 31, 2024 and from February 1, 2023

(Inception) through March 31, 2023

The table below summarizes the reconciliation of our income tax provision computed at the federal statutory rate of 21% for the year ended March 31, 2024 and the period ended March 31, 2023, and the actual tax provisions for the period ended March 31, 2023.

Expected provision (benefit) at statutory rate	(21.0)%
State taxes	(3.6)%
Increase in valuation allowance	24.6%
Total provision (benefit) for income taxes	0.0%

On March 31, 2024 and 2023, the Company had Federal net operating loss carry forwards of approximately $1,138,000 and $53,000, respectively. The net operating loss carry forward on March 31, 2024, can be carried forward indefinitely subject to annual usage limitations.

NOTE 11. EQUITY

The Company has authorized 100 shares of common stock. In February of 2023, the Company was founded with the issuance of 100 shares of our $0.001 per share par value common stock for $5,000 to WFI. In February of 2023, WFI contributed $27,500 as additional paid-in capital. During the year ended March 31, 2024, WFI contributed $45,620 as additional paid-in capital. WFI is the sole shareholder of the Company’s common stock.

NOTE 12. RELATED PARTIES

The Company has received capital contributions from its parent company, see Note 11. The Company has entered into a management services agreement with Worthy Management, an affiliate, see note 7.

On February 8, 2023, the Company entered into a written agreement with WFI to pay a license fee to WFI in the amount of $5 per registered user per year. For the years ended March 31, 2024 and 2023, the Company paid WFI approximately $35,000 and $0, respectively, pursuant to these agreements, which is included in general and administrative expenses on the consolidated statement of operations and comprehensive (loss) income.

NOTE 12. CONCENTRATIONS

The mortgage loans held for investment gross balance at March 31, 2024 of $11,788,875 is due from 12 borrowers, of this gross balance 1 borrower’s balance due is approximately 17% of the total balance due, another borrower’s balance due is approximately 17% and 1 borrower’s balance due is approximately 14%.

NOTE 13. SUBSEQUENT EVENTS

Worthy Property Bond 2 sales subsequent to March 31, 2024, were approximately $6,590,440 while bond redemptions were approximately $3,730,348 during the same period. These sales have been recorded as an increase in cash and an increase in corresponding liability and the bond redemptions have been recorded as a decrease in cash and a decrease in bond liabilities.

The Company has evaluated these consolidated financial statements for subsequent events through the date these consolidated financial statements were available to be issued. Other than those noted above, management is not aware of any events that have occurred subsequent to the consolidated balance sheet date that would require adjustment to, or disclosure in the consolidated financial statements.

F-46

Worthy Wealth, Inc.

Offering of

$40,000,000 Maximum Offering Amount

of Common Shares

OFFERING CIRCULAR

__________, 2024

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PART III - EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1*	Broker-Dealer Agreement with Texture Capital, Inc.
1.2*	Form of FinTech License Agreement
1.3*	Transfer Agent Agreement
1.4*	Form of FinTech Assignment Agreement
1.5*	Stock Purchase Agreement
1.6*	Amendment No. 1 to Stock Purchase Agreement
1.7*	Form of Management Services Agreement
1.8*	Amendment No. 2 to Stock Purchase Agreement
2.1*	Articles of Incorporation
2.2*	Certificate of Amendment to Articles of Incorporation
2.3*	Amended and Restated Bylaws
4.1*	Form of Subscription Agreement
11.1**	Consent of Dickinson Wright PLLC (included in Exhibit 12.1).
11.2**	Consent of Assurance Dimensions
12.1**	Opinion of Dickinson Wright PLLC

* Previously Filed

** Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 9 on Form 1-A/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia on January 27, 2025.

Worthy Wealth, Inc.

By:	/s/ Sally Outlaw
Sally Outlaw
Chief Executive Officer

Pursuant to the requirements of Regulation A, this Amendment No. 9 on Form 1-A/A has been signed by the following persons in the capacities indicated on January 27, 2025.

Name	Positions	Date

/s/ Sally Outlaw	Chief Executive Officer and director	January 27, 2025
Sally Outlaw	(principal executive officer)

/s/ Alan Jacobs	Executive Vice President, Chief Operating Officer and director	January 27, 2025
Alan Jacobs	(principal financial and accounting officer)

/s/ Jungkun Centofanti	Senior Vice President, Chief Administrative Officer, and Secretary,	January 27, 2025
Jungkun Centofanti

/s/ Christopher Carter	Director	January 27, 2025
Christopher Carter

/s/ John Crittenden	Director	January 27, 2025
John Crittenden

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